                       TABLE OF CONTENTS

                                                            PAGE
                                                            ----
ARTICLE I THE MERGER..........................................1
     1.1. MERGER; EFFECTIVE TIME OF THE MERGER................1
     1.2. CLOSING.............................................1
     1.3. EFFECTIVE TIME......................................1
     1.4. EFFECT OF THE MERGER................................1
     1.5. TAX-FREE REORGANIZATION; POOLING OF INTERESTS;
     EXEMPT TRANSACTION.......................................2

ARTICLE II EFFECT OF THE MERGER; EXCHANGE OF CERTIFICATES.....2
     2.1. EFFECT ON CAPITAL STOCK.............................2
     2.2. APPRAISAL RIGHTS....................................5
     2.3. SURRENDER OF N*ABLE CAPITAL STOCK CERTIFICATES
     AND DELIVERY OF WAVE COMMON STOCK........................6
     2.4. NO FURTHER OWNERSHIP RIGHTS IN N*ABLE CAPITAL
     STOCK....................................................7
     2.5. LOST, STOLEN OR DESTROYED CERTIFICATES..............8
     2.6. RESTRICTED SECURITIES...............................8
     2.7. REGISTRATION RIGHTS.................................8

ARTICLE III REPRESENTATIONS AND WARRANTIES OF N*ABLE..........9
     3.1. CORPORATE EXISTENCE, GOOD STANDING AND AUTHORITY....9
     3.2. CAPITALIZATION......................................9
     3.3. SUBSIDIARIES.......................................10
     3.4. FINANCIAL STATEMENTS...............................10
     3.5. ABSENCE OF CERTAIN CHANGES.........................10
     3.6. PROPERTIES.........................................12
     3.7. INVENTORIES........................................12
     3.8. INDEBTEDNESS.......................................12
     3.9. LITIGATION.........................................12
     3.10. NO BREACH.........................................13
     3.11. EMPLOYEES AND SERVICE PROVIDERS...................13
     3.12. INSURANCE.........................................15
     3.13. CONTRACTS AND PERMITS.............................15
     3.14. CHARTER DOCUMENTS.................................17
     3.15. DIRECTORS, OFFICERS AND EMPLOYEES.................17
     3.16. POWERS OF ATTORNEY, BANK ACCOUNTS.................17
     3.17. ENVIRONMENTAL MATTERS.............................17
     3.18. AFFILIATE RELATIONSHIPS...........................18
     3.19. GOVERNMENTAL CONSENT, ETC.........................19
     3.20. PATENTS, TRADEMARKS, ETC..........................19
     3.21. EMPLOYEES.........................................20


                                      -i-

     3.22. EMPLOYEE AGREEMENTS...............................20
     3.23. DISCLOSURE........................................20
     3.24. BROKERS OR FINDERS................................20
     3.25. TAXES.............................................20
     3.26. ACCOUNTING MATTERS................................21
     3.27. AFFILIATE AGREEMENTS..............................21
     3.28. YEAR 2000 PROBLEM.................................21

ARTICLE IV REPRESENTATIONS AND WARRANTIES OF WAVE AND SUB....22
     4.1. ORGANIZATION AND STANDING; ARTICLES OF
     INCORPORATION AND BYLAWS................................22
     4.2. CAPITALIZATION.....................................22
     4.3. AUTHORIZATION......................................23
     4.4. COMPLIANCE WITH OTHER INSTRUMENTS, NONE
     BURDENSOME, ETC.........................................23
     4.5. GOVERNMENTAL CONSENT, ETC..........................23
     4.6. SEC DOCUMENTS; WAVE FINANCIAL STATEMENTS...........24
     4.7. NO MATERIAL ADVERSE CHANGE.........................24
     4.8. ACCOUNTING MATTERS.................................24
     4.9. LITIGATION.........................................24
     4.10. TAX-FREE REORGANIZATION.   The Surviving
     Corporation shall either continue N*Able's business
     or use a significant portion of N*Able's business
     assets in a trade or business within the meaning of
     Treasury Regulation ss. 1.368-1(d).  Wave has no plan
     or intention to liquidate the Surviving Corporation
     or to merge the Surviving Corporation with and into
     another corporation or to otherwise dispose of the
     stock of the Surviving Corporation, or to cause the
     Surviving...............................................25
     4.10. Corporation to dispose of any of its assets or
     any assets acquired from Sub (except for dispositions
     made in the ordinary course of business), and there
     is no plan or intention to cause Surviving
     Corporation to issue additional shares of its stock
     that would result in Wave owning less than 80 percent
     of the total voting power of all classes of stock
     entitled to vote or of the total number of shares of
     all other classes of stock of the Surviving
     Corporation.  Prior to the Effective Time, Sub has
     not engaged in any business activities..................25

ARTICLE V CONDUCT AND TRANSACTIONS PRIOR TO EFFECTIVE
TIME; ADDITIONAL AGREEMENTS..................................25

     5.1. CONDUCT OF BUSINESS OF THE COMPANIES...............25
     5.2. ACCESS TO INFORMATION..............................28
     5.3. EXCLUSIVITY; ACQUISITION PROPOSALS.................28
     5.4. BREACH OF REPRESENTATIONS AND WARRANTIES...........29
     5.5. POOLING ACCOUNTING.................................29
     5.6. CONSENTS...........................................29
     5.7. COMMERCIALLY REASONABLE EFFORTS....................29


                                      -ii-

     5.8. LEGAL CONDITIONS TO THE MERGER.....................29
     5.9. EXPENSES...........................................30
     5.10. PUBLIC ANNOUNCEMENTS..............................30
     5.11. ESCROW AGREEMENT..................................30
     5.12. REGISTRATION RIGHTS...............................31
     5.13. N*ABLE'S AUDITORS.................................31
     5.14. FIRPTA............................................31
     5.15. STOCK OPTIONS.....................................31
     5.16. FORM S-8..........................................32
     5.17. NMS LISTING.......................................32
     5.18. EMPLOYEE BENEFIT PLANS; EXISTING AGREEMENT........32
     5.19. TAX FREE TRANSACTIONS.............................33

ARTICLE VI CONDITIONS PRECEDENT..............................33

     6.1. CONDITIONS TO EACH PARTY'S OBLIGATION TO EFFECT
     THE MERGER..............................................33
     6.2. CONDITIONS OF OBLIGATIONS OF WAVE AND SUB..........34
     6.3. CONDITIONS OF OBLIGATION OF N*ABLE.................35

ARTICLE VII TERMINATION......................................36
     7.1. TERMINATION........................................36
     7.2. FEES AND EXPENSES..................................37

ARTICLE VIII ESCROW FUND.....................................37
     8.1. ESCROW FUND........................................37
     8.2. DAMAGE THRESHOLD...................................38
     8.3. ESCROW PERIOD......................................38
     8.4. CLAIMS UPON ESCROW FUND............................38
     8.5. OBJECTIONS TO CLAIM................................39
     8.6. RESOLUTION OF CONFLICTS; ARBITRATION...............39
     8.7. STOCKHOLDERS' AGENT................................40
     8.8. ACTIONS OF THE STOCKHOLDERS' AGENT.................41
     8.9. THIRD-PARTY CLAIMS.................................41
     8.10. EXCLUSIVITY.......................................41

ARTICLE IX GENERAL PROVISIONS................................41
     9.1. SURVIVAL OF REPRESENTATIONS, WARRANTIES AND
     AGREEMENTS..............................................42
     9.2. AMENDMENT..........................................42
     9.3. EXTENSION; WAIVER..................................42
     9.4. NOTICES AND CONSENTS...............................42
     9.5. INTERPRETATION.....................................43
     9.6. COUNTERPARTS.......................................43
     9.7. ENTIRE AGREEMENT...................................43
     9.8. NO TRANSFER........................................44
     9.9. SEVERABILITY.......................................44
     9.10. OTHER REMEDIES....................................44


                                     -iii-

     9.11. FURTHER ASSURANCES................................44
     9.12. ABSENCE OF THIRD-PARTY BENEFICIARY RIGHTS.........44
     9.13. MUTUAL DRAFTING...................................44
     9.14. GOVERNING LAW.....................................44

EXHIBITS

    3.27B      Affiliate Agreements
    5.2        Confidentiality Agreement
    5.11       Escrow Agreement
    5.12       Declaration of Registration Rights
    6.2(d)     Opinion of Palmer & Dodge LLP
    6.2(e)     Consents
    6.2(h-1)   Ratification of Non-disclosure Agreement
    6.2(h-2)   Ratification of Non-compete Agreement
    6.3(c)     Opinion of Bingham Dana LLP

                                                                       EXHIBIT 2

                          AGREEMENT AND PLAN OF MERGER

     THIS AGREEMENT AND PLAN OF MERGER is dated as of July 27, 1999 among WAVE SYSTEMS CORP., a Delaware corporation ("WAVE"), WAVE ACQUISITION CORPORATION, a Delaware corporation and a wholly-owned subsidiary of Wave ("SUB"), and N*ABLE TECHNOLOGIES INCORPORATED, a Delaware corporation ("N*ABLE") (the "AGREEMENT").

     INTENDING TO BE LEGALLY BOUND, and in consideration of the premises and mutual covenants and agreements contained herein, Wave, Sub and N*Able hereby agree as follows:

                                   ARTICLE I

                                   THE MERGER

     1.1. MERGER; EFFECTIVE TIME OF THE MERGER. Upon the terms and conditions hereinafter set forth and in accordance with the General Corporation Law of the State of Delaware (the "DGCL"), at the Effective Time (as defined below) N*Able shall be merged with and into Sub and thereupon the separate existence of N*Able shall cease, and Sub, as the Surviving Corporation, shall continue to exist under and be governed by the DGCL (such merger being referred to herein as the "MERGER").

     1.2. CLOSING. Subject to the terms and conditions of this Agreement, the closing of the Merger (the "CLOSING") shall take place at the offices of Bingham Dana LLP, 150 Federal Street, Boston, Massachusetts, as promptly as practicable after satisfaction or waiver of the conditions set forth in ARTICLE VI, or at such other location, time or date as may be agreed to in writing by the parties hereto. The date on which the Closing occurs is hereinafter referred to as the "CLOSING DATE."

     1.3. EFFECTIVE TIME. If all the conditions to the Merger set forth in
ARTICLE VI shall have been satisfied or waived in accordance herewith and this Agreement shall not have been terminated as provided in ARTICLE VII, the parties hereto shall cause a Certificate of Merger meeting the requirements of Section 251 of the DGCL to be properly executed and filed on the Closing Date. The Merger shall become effective at the time of filing of the Certificate of Merger with the Secretary of State of the State of Delaware in accordance with the DGCL or at such other time which the parties hereto shall have agreed upon and designated in such filing as the effective time of the Merger (the "EFFECTIVE TIME").

     1.4. EFFECT OF THE MERGER. Subject to the terms and conditions of this Agreement, at the Effective Time (i) the separate existence of N*Able shall cease and N*Able shall be merged with and into Sub (Sub and N*Able are sometimes referred to herein as the "CONSTITUENT CORPORATIONS" and Sub after the Merger is sometimes referred to herein as the "SURVIVING CORPORATION"), (ii) the Certificate of Incorporation of Sub ("CERTIFICATE") shall be the Certificate of Incorporation of the Surviving Corporation (except that the corporate name set forth in the Certificate shall be changed to Wave Inc., (iii) the Bylaws of Sub shall be the Bylaws of the Surviving Corporation, (iv) the directors of Sub shall be the directors of the Surviving Corporation, and (v) the Merger shall have all the effects provided by applicable law.

     1.5. TAX-FREE REORGANIZATION; POOLING OF INTERESTS; EXEMPT TRANSACTION. The Merger is intended to be a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "CODE"), and to be accounted for as a pooling of interests pursuant to Opinion No. 16 of the Accounting Principles Board. It is intended that the Wave Class A Common Stock to be issued in the Merger will be issued in a transaction exempt from registration under the Securities Act of 1933 (the "1933 ACT"), by reason of
Section 4(2) thereof. The parties hereto hereby adopt this Agreement as a Plan of Reorganization within the meaning of Treas. Reg. ss.ss.1.368-2(g) and 1.368-3.

                                   ARTICLE II

                 EFFECT OF THE MERGER; EXCHANGE OF CERTIFICATES

     2.1. EFFECT ON CAPITAL STOCK. At the Effective Time, by virtue of the Merger and without any action on the part of Wave, Sub, N*Able or the holders of any of the following securities:

          (a) CONVERSION OF N*ABLE CAPITAL STOCK. Upon the terms and subject to the conditions set forth in this Agreement, including, without limitation, the escrow provisions set forth in ARTICLE VIII hereof, each share of Common Stock of N*Able (the "N*ABLE COMMON STOCK"), each share of Series A Preferred Stock of N*Able (the "SERIES A PREFERRED"), each share of Series B Preferred Stock of N*Able (the "SERIES B PREFERRED") and each share of Series C Preferred Stock of N*Able (the "SERIES C PREFERRED") (collectively, the "N*ABLE CAPITAL Stock") that is issued and outstanding immediately prior to the Effective Time will be converted without any required action on the part of the holder thereof into shares of Class A Common Stock, $.01 par value per share, of Wave ("WAVE COMMON STOCK") as follows:

               (i) in the case of a share of N*Able Common Stock, a fraction of a share of Wave Common Stock equal to the Exchange Ratio, PLUS the Common Stock Liquidation Preference;

               (ii) in the case of a share of Series A Preferred, a fraction of a share of Wave Common Stock equal to the Exchange Ratio, PLUS the Series A Preferred Liquidation Preference;

               (iii) in the case of a share of Series B Preferred, a fraction of a share of Wave Common Stock equal to the Exchange Ratio, PLUS the Series B Preferred Liquidation Preference; and

               (iv) in the case of a share of Series C Preferred, a fraction of a share of Wave Common Stock equal to the Exchange Ratio plus the Series C Preferred Liquidation Preference; PROVIDED, HOWEVER, that shares of N*Able Capital Stock, if any, for which the holder has perfected appraisal rights under Section 262 of the DGCL ("DISSENTING SHARES") shall not be converted into Wave Common Stock but shall be converted into the right to receive from the Surviving Corporation in accordance with the provisions of Section
     2.2 hereof such consideration as may be determined to be due with respect to such Dissenting Shares pursuant to the DGCL.

          (b) DEFINED TERMS. The following terms shall have the following meanings:

          "AVERAGE PRICE" means the average of the closing bid prices for shares of Wave Common Stock, as reported on the Nasdaq National Market, over the period of ten (10) trading days ending July 21, 1999.

          "BASE PURCHASE PRICE" means:

               (i) if the Average Price is equal to or greater than $18.00 per share, and equal to or less than $30.00 per share, 2,500,000 shares of Wave Common Stock;

               (ii) if the Average Price is less than $18.00 per share, the number of shares of Wave Common Stock equal to the result of dividing
          (1) $45,000,000 by (2) such Average Price; and

               (iii) if the Average Price is greater than $30.00 per share, the number of shares of Wave Common Stock equal to the result of dividing
          (1) $75,000,000 by (2) such Average Price.

          "COMMON STOCK LIQUIDATION PREFERENCE" means the number of shares of Wave Common Stock equal to the result of dividing (i) $.10 by (ii) the Average Price.

          "EXCHANGE RATIO" means the ratio determined by

               (i) subtracting from the Base Purchase Price the sum of the number of shares of Wave Common Stock constituting, respectively, the aggregate Series A Preferred Liquidation Preference, the aggregate Series B Preferred Liquidation Preference, the aggregate Series C Preferred Liquidation Preference, the aggregate Common Stock Liquidation Preference and 281,263; and

               (ii) dividing the remainder by the sum of (A) the number of shares of N*Able Common Stock outstanding at the Effective Time, plus
          (B) the number of shares of N*Able Common Stock issuable pursuant to all convertible securities and all stock options, warrants, other rights (if any) issued by N*Able and outstanding at the Effective Time, whether or not such convertible securities or options, warrants or other rights are then currently convertible or exercisable.

          "SERIES A PREFERRED LIQUIDATION PREFERENCE" means that number of shares of Wave Common Stock equal to the result of dividing (A) the sum of $.431, PLUS the amount of all declared but unpaid dividends on such Series A Preferred by (B) the Average Price.

          "SERIES B PREFERRED LIQUIDATION PREFERENCE" means that number of shares of Wave Common Stock equal to the result of dividing (A) the sum of $.902, PLUS the amount of all declared but unpaid dividends on such Series B Preferred by (B) the Average Price.

          "SERIES C PREFERRED LIQUIDATION PREFERENCE" means that number of shares of Wave Common Stock equal to the result of dividing (A) the sum of $1.153, PLUS the amount of all declared but unpaid dividends on such Series C Preferred by (B) the Average Price.

          (c) STOCK OPTIONS. At the Effective Time, all Options to Purchase N*Able Common Stock then outstanding under the N*Able Stock Option Plan (the "N*ABLE STOCK OPTION PLAN") shall be assumed by Wave in accordance with SECTION
5.15 hereof.

          (d) N*ABLE WARRANTS. At the Effective Time, all outstanding warrants exercisable for shares of N*Able Capital Stock (as set forth on Schedule 3.2 of the N*Able Disclosure Schedule) (together with any warrants issued in substitution or exchange therefore, the "N*Able Warrants") shall be assumed by Wave and exchangeable at the Effective Time for a new warrant to purchase Wave Common Stock having the same terms and subject to the same conditions set forth in the agreement providing for the terms and conditions of the original N*Able Warrant immediately prior to the Effective Time, with appropriate adjustments to reflect the number of shares of Wave Common Stock issuable thereunder and the exercise price per share necessary to reflect the terms of the Merger, all as contemplated by the terms of the N*Able Warrants. At the Effective Time, Wave will issue to each person who, immediately prior to the Effective Time, was a holder of an outstanding N*Able Warrant a new warrant in exchange for the outstanding N*Able Warrant that complies with the terms of such N*Able Warrant and this Section 2.2(d).

          (e) CAPITAL STOCK OF SUB. Each share of Common Stock of Sub issued and outstanding immediately prior to the Effective Time shall remain outstanding.

          (f) ADJUSTMENTS TO EXCHANGE RATIO. The Exchange Ratio shall be adjusted to reflect fully the effect of any stock split, reverse stock split, stock dividend (including any dividend or distribution of securities convertible into Wave Common Stock or N*Able Capital Stock), reorganization, recapitalization or other like change with respect to Wave Common Stock or N*Able Capital Stock occurring after the date of this Agreement and prior to the Effective Time.

          (g) FRACTIONAL SHARES. No fraction of a share of Wave Common Stock will be issued by virtue of the Merger, but in lieu thereof each holder of shares of N*Able Capital Stock who would otherwise be entitled to a fraction of a share of Wave Common Stock (after aggregating all fractional shares of Wave Common Stock to be received by such holder) shall receive from Wave an amount of cash (rounded to the nearest whole cent) equal to the product of (i) such fraction, multiplied by (ii) the average closing price of a share of Wave Common Stock for the ten most recent days that Wave Common Stock has traded ending on the trading day immediately prior to the Effective Date, as reported on the Nasdaq National Market.

     2.2. APPRAISAL RIGHTS.

          (a) Holders of N*Able Capital Stock who have complied with all requirements for perfecting the appraisal rights as set forth in Section 262 of the DGCL shall be entitled to their rights under such laws as may be agreed to by such stockholders and N*Able or as finally determined by a court of competent jurisdiction in accordance with Section 262 of the DGCL. Each holder of Dissenting Shares who becomes entitled to payment of the value of shares of stock shall receive payment therefor (but only after the value therefor shall have been agreed upon or finally determined pursuant to such provisions).

          (b) Notwithstanding the provisions of SUBSECTION (a), if after the Effective Time any Dissenting Shares shall lose their status as Dissenting Shares, such shares shall automatically thereupon be converted into and represent only the right to receive Wave Common Stock in accordance with SECTION
2.1 without interest thereon.

          (c) N*Able shall give Wave (i) prompt notice of any written demands for appraisal of any shares of N*Able Capital Stock, withdrawals of such demands, and any other instruments served pursuant to the DGCL and received by N*Able which relate to any such demand for appraisal and (ii) the opportunity to participate in all negotiations and proceedings which take place prior to the Effective Time with respect to demands for appraisal under the DGCL. N*Able shall not, except with the prior written consent of Wave, voluntarily make any payment with respect to any demands for appraisal of N*Able Capital Stock or offer to settle or settle any such demands.

     2.3. SURRENDER OF N*ABLE CAPITAL STOCK CERTIFICATES AND DELIVERY OF WAVE COMMON STOCK.

          (a) EXCHANGE AGENT. Promptly after the Closing Date, Wave shall appoint America Stock Transfer, or another similar institution, to act as the exchange agent (the "EXCHANGE Agent") in the Merger.

          (b) WAVE TO PROVIDE COMMON STOCK. Promptly after the Effective Time, Wave shall make available to the Exchange Agent for exchange in accordance with this ARTICLE II, through such reasonable procedures as Wave may adopt, the shares of Wave Common Stock issuable pursuant to SECTION 2.1 in exchange for outstanding shares of N*Able Capital Stock, less such number of shares of Wave Common Stock as shall be deposited into an escrow fund (the "ESCROW FUND") pursuant to the requirements of ARTICLE VIII of this Agreement; and cash in an amount sufficient for payment in lieu of fractional shares pursuant to SECTION 2.1(g).

          (c) EXCHANGE PROCEDURES. Within fifteen (15) days after the Effective Time, Wave shall cause the Exchange Agent to mail to each holder of record of a certificate or certificates which immediately prior to the Effective Time represented outstanding shares of N*Able Capital Stock (the "CERTIFICATES") whose shares were converted into shares of Wave Common Stock pursuant to SECTION 2.1, (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent and shall be in such form and have such other provisions as Wave may reasonably specify) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for certificates representing shares of Wave Common Stock. Upon surrender of a Certificate for cancellation to the Exchange Agent or to such other agent or agents as may be appointed by Wave, together with such letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, the holder of such Certificate shall be entitled to receive in exchange therefor a certificate representing the number of whole shares of Wave Common Stock which such holder has the right to receive pursuant to SECTION 2.1, less the number of shares of Wave Common Stock to be deposited in the Escrow Fund on such holder's behalf pursuant to ARTICLE VIII of this Agreement; and payment in lieu of fractional shares which such holder has the right to receive pursuant to SECTION 2.1(g). The Certificates so surrendered shall forthwith be canceled. Until so surrendered, each outstanding Certificate (except a Certificate representing Dissenting Shares) will be deemed from and after the Effective Time to represent solely the right to receive upon such surrender (subject to the terms of ARTICLE VIII of this Agreement) that number of full shares of Wave Common Stock into which such shares of N*Able Capital Stock shall have been so converted and the right to receive an amount in cash in lieu of the issuance of any fractional shares in accordance with SECTION 2.1.

          (d) DISTRIBUTIONS WITH RESPECT TO UNEXCHANGED SHARES. No dividends or other distributions declared or made after the date of this Agreement with respect to Wave Common Stock with a record date after the Effective Time will be paid to the holder of any unsurrendered Certificate with respect to the shares of Wave Common Stock represented thereby until the holder of record of such Certificate shall surrender such Certificate. Subject to applicable law, following surrender of any such Certificate, there shall be paid to the record holder of the certificates representing whole shares of Wave Common Stock issued in exchange therefor, without interest, at the time of such surrender, the amount of dividends or other distributions with a record date after the Effective Time payable with respect to such whole shares of Wave Common Stock.

          (e) TRANSFERS OF OWNERSHIP. If any certificate for shares of Wave Common Stock is to be issued in a name other than that in which the certificate surrendered in exchange therefor is registered, it will be a condition of the issuance thereof that the Certificate so surrendered will be properly endorsed and otherwise in proper form for transfer and that the person requesting such exchange will have paid to Wave or any agent designated by it any transfer or other taxes required by reason of the issuance of a certificate for shares of Wave Common Stock in any name other than that of the registered holder of the certificate surrendered, or established to the satisfaction of Wave or any agent designated by it that such tax has been paid or is not payable.

          (f) NO LIABILITY. Notwithstanding anything to the contrary in this
SECTION 2.3, none of the Exchange Agent, the Surviving Corporation or any party hereto shall be liable to a holder of shares of Wave Common Stock or N*Able Capital Stock for any amount properly paid to a public official pursuant to any applicable abandoned property, escheat or similar law.

     2.4. NO FURTHER OWNERSHIP RIGHTS IN N*ABLE CAPITAL STOCK. All shares of Wave Common Stock issued upon the surrender for exchange of shares of N*Able Capital Stock in accordance with the terms hereof (including any cash paid in respect thereof) shall be deemed to have been issued in full satisfaction of all rights pertaining to such shares of N*Able Capital Stock, and there shall be no further registration of transfers on the records of the Surviving Corporation of shares of N*Able Capital Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged as provided in this ARTICLE II.

     2.5. LOST, STOLEN OR DESTROYED CERTIFICATES. In the event any certificates evidencing shares of N*Able Capital Stock shall have been lost, stolen or destroyed, the Exchange Agent shall issue in exchange for such lost, stolen or destroyed certificates, upon the making of an affidavit of that fact by the holder thereof, such shares of Wave Common Stock and cash for fractional shares, if any, as may be required pursuant to SECTION 2.1; PROVIDED, HOWEVER, that Wave may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificates to deliver a bond in such sum as it may reasonably direct as indemnity against any claim that may be made against Wave or the Exchange Agent with respect to the certificates alleged to have been lost, stolen or destroyed.

     2.6. RESTRICTED SECURITIES. The shares of Wave Common Stock issued in connection with the Merger will be "restricted securities" under the Securities Act of 1933, as amended (the "1933 Act") and Rule 144 promulgated thereunder and may only be sold or otherwise transferred pursuant to an effective registration statement under the 1933 Act or an exemption from the registration requirements of the 1933 Act. It is understood that the certificates evidencing the shares of Wave Common Stock issued in connection with the Merger will bear, in addition to any legends required under the Affiliate Agreements (as defined herein), one or all of the following legends:

          (a) "These securities have not been registered under the Securities Act of 1933. They may not be sold, offered for sale, pledged or hypothecated in the absence of a registration statement in effect with respect to the securities under such Act or an opinion of counsel satisfactory to the Company that such registration is not required or unless sold pursuant to Rule 144 of such Act."

          (b) Any legend required by applicable state law.

Notwithstanding anything to the contrary herein or in the Affiliate Agreements (as defined in SECTION 3.27), Wave will remove all restrictive securities law legends from certificates evidencing the shares of Wave Common Stock issued in connection with the Merger during any period in which the resale of such shares is covered by an effective registration statement under the 1933 Act.

     2.7. REGISTRATION RIGHTS. Holders of Wave Common Stock issued to N*Able stockholders pursuant to this Agreement and the Merger Agreement shall have certain registration rights with respect to such shares as provided in SECTION
5.12 of this Agreement.

                                  ARTICLE III

            REPRESENTATIONS AND WARRANTIES OF N*ABLE

     Except as disclosed in the disclosure schedule separately executed and delivered by N*Able to Wave (the "N*ABLE DISCLOSURE SCHEDULE"), N*Able represents and warrants to Wave and Sub as set forth below.

     3.1. CORPORATE EXISTENCE, GOOD STANDING AND Authority. N*Able is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. N*Able has full corporate power and corporate authority to carry on its business as now being conducted and is entitled to own, lease or operate the property and assets now owned, leased or operated by it, and has no offices outside of the States listed on SCHEDULE 3.1 hereto. N*Able is qualified to do business, is in good standing and has all required and appropriate licenses in each jurisdiction in which its failure to obtain or maintain such qualification, good standing or licenses (i) would, individually or in the aggregate, have or reasonably could be expected to have a material adverse effect on the assets, liabilities, business, financial condition, results of operations, or prospects of N*Able (a "MATERIAL ADVERSE EFFECT"), or
(ii) would result in a material breach of any of the other representations, warranties or covenants set forth in this Agreement. N*Able has all requisite corporate power and corporate authority to enter into and perform its obligations under this Agreement and all agreements and other documents to be entered into in connection herewith and to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by N*Able, has been authorized by all necessary corporate action of N*Able and constitutes a legal, valid and binding obligation of N*Able, enforceable against N*Able in accordance with its terms, except as enforcement may be limited by equitable principles or bankruptcy, insolvency, reorganization, moratorium or similar laws relating to creditors' rights generally.

     3.2. CAPITALIZATION. The authorized capital stock of N*Able consists of 21,000,000 shares of Common Stock, $.01 par value per share, of which 1,698,173 shares are issued and outstanding, and 14,260,830 shares of preferred stock, $.01 par value per share, of which 4,060,000 shares have been designated Series A Preferred Stock and 3,786,483 of which are issued and outstanding, 4,129,712 shares have been designated Series B Preferred Stock and 4,129,712 of which are issued and outstanding and 6,071,118 shares have been designated Series C Preferred Stock and 5,674,269 of which shares are issued and outstanding. All of the N*Able Capital Stock is owned, beneficially and of record, only by the stockholders as set forth on SCHEDULE 3.2 hereof. All of the shares of N*Able Capital Stock have been duly authorized and validly issued and are fully paid and nonassessable. Except as set forth on SCHEDULE 3.2 hereof, there are no options, warrants, conversion rights, rights of exchange or other rights, plans, agreements or commitments of any nature whatsoever (including, without limitation, conversion or preemptive rights) providing for the purchase, issuance or sale of any shares of capital stock of N*Able or any securities convertible into or exchangeable for any shares of capital stock of N*Able.

     3.3. SUBSIDIARIES. N*Able does not presently own, directly or indirectly, any capital stock or other ownership interests in any other corporation, association, joint venture, limited liability company or partnership or other business entity.

     3.4. FINANCIAL STATEMENTS. The audited balance sheet and related statements of income and cash flows of N*Able at and for its fiscal year ended June 30, 1998 (the "1998 FINANCIAL STATEMENTS") and the audited balance sheet and related statements of income and cash flows of N*Able at and for its fiscal year ended June 30, 1999 (the "1999 FINANCIAL Statements") are attached hereto as SCHEDULE
3.4. The 1998 Financial Statements and the 1999 Financial Statements (i) were prepared from the books and records of N*Able; (ii) were prepared in accordance with the accounting policies and principles of N*Able, and are in accordance with GAAP, applied on a consistent basis throughout the periods presented; and
(iii) present fairly in all material respects the financial position and results of operations of N*Able at the dates and for the periods reflected therein.

     3.5. ABSENCE OF CERTAIN CHANGES. Since June 30, 1999 (unless otherwise specifically noted), there has not been:

          (a) Any material adverse change in the assets, liabilities, business, financial condition, results of operations, or prospects of N*Able, other than continuing losses from operations;

          (b) Since June 30, 1998, any increase in the compensation paid or payable by N*Able, other than in the ordinary course of business, to any of its officers, directors, employees, consultants or stockholders, except for compensation payable to employees or consultants hired or engaged since June 30, 1998 in the ordinary course of business, the employment or consulting terms of which have been disclosed in writing to Wave;

          (c) Since June 30, 1998, any declaration, setting aside or payment of dividends or distributions in respect of the capital stock of N*Able, or any split-up or other recapitalization in respect of the capital stock of N*Able or any direct or indirect redemption, purchase or other acquisition of any such capital stock or any agreement to do any of the foregoing;

          (d) Since June 20, 1998, any issuance, transfer, sale or pledge by N*Able of any shares of its capital stock or other securities or of any commitment, option, right or privilege under which N*Able is or may become obligated to issue any shares of its capital stock or other securities;

          (e) Any indebtedness incurred by N*Able, except such as may have been incurred or entered into in the ordinary course of business not exceeding Twenty-Five Thousand Dollars ($25,000) in the aggregate;

          (f) Any loan made or agreed to be made by N*Able, nor has N*Able become liable or agreed to become liable as a guarantor or other surety with respect to any loan, other than obligations to reimburse employees and/or consultants for expenses incurred in the ordinary course of business and in accordance with N*Able's policies;

          (g) Since June 30, 1998, any waiver or compromise by N*Able of any right or rights of material value or any payment, direct or indirect, of any material debt, liability or other obligation;

          (h) Any change in the accounting methods, practices or policies followed by N*Able from those in effect during the past two (2) fiscal years;

          (i) Any sale, assignment, or transfer of any patents, trademarks, copyrights, trade secrets or other intangible assets of material value other than licenses of technology in the ordinary course of business consistent with past practice;

          (j) Any purchase or other acquisition of, or any sale, lease, disposition of, mortgage, pledge or subjection to any lien or encumbrance on, any material property or asset, tangible or intangible, of N*Able or any agreement to do any of the foregoing;

          (k) Since June 30, 1998, any actual or, to the knowledge of N*Able after reasonable inquiry of the officers of N*Able, threatened termination, non-renewal (in the cases of contracts, leases, licenses or other agreements) or loss (in the cases of licenses, certificates, authorizations, customers or revenue sources) of (i) any material contract, lease, license or other agreement to which N*Able was or is a party; (ii) any certificate, license or other authorization required for the continued operation by N*Able of any material portion of its business; or (iii) any material customer or other material revenue source;

          (l) Since June 30, 1998, any resignation or termination of employment of any officer, developer or key employee of N*Able; and, to the best knowledge of N*Able, no such officer, developer or key employee has tendered a resignation of employment that has not yet become effective or otherwise indicated an intent to resign or terminate his or her employment;

          (m) Any change in or amendment to the Certificate or Bylaws of N*Able; or

          (n) Any agreement or commitment by N*Able to do any of the things described in this SECTION 3.5.

     3.6. PROPERTIES. N*Able does not own or hold title to any real property. With respect to the property and assets it leases, N*Able is in compliance in all material respects with such leases and holds a valid leasehold interest free of any liens, claims or encumbrances of any kind whatsoever. There is set forth in SCHEDULE 3.6 hereto: (i) a list of all leases or rental contracts under which N*Able is a lessee, lessor, sublessee or sublessor and (ii) a list of all equipment used by N*Able in the operation of its business which is owned or leased by N*Able and which had an original cost of Ten Thousand Dollars ($10,000) or more. N*Able has beneficial ownership of and good and marketable title to all properties and assets used in its operations or necessary for the conduct of its business, and such properties and assets are subject to no mortgages, liens, pledges, loans or encumbrances of any kind whatsoever. All real and tangible personal property, including machinery, equipment and fixtures currently used by N*Able in the operation of its business is, and at the time of Closing will be, in good operating condition and repair, ordinary wear and tear excepted, and are adequate and suitable for the purposes for which they are presently being used. All improvements on leased property used by N*Able in the operation of its business and the present use thereof are in accordance with all applicable laws and the agreements under which such improvements are leased, except to the extent any failure would not have a Material Adverse Effect. The value of any fixed asset used by N*Able in the operation of its business has not been written up or down, other than pursuant to depreciation or amortization expenses in accordance with past practice.

     3.7. INVENTORIES. Any inventory of N*Able reflected on the 1999 Financial Statements consists (net of reserves) solely of inventory of the kind and quality regularly and currently used in its business.

     3.8. INDEBTEDNESS. SCHEDULE 3.8 hereto contains a complete list of each and every agreement or other instrument under or pursuant to which N*Able has outstanding indebtedness for borrowed money. N*Able has furnished Wave with true and correct copies of each such agreement and instrument, including all amendments with respect thereto through the date of this Agreement. N*Able is not in default in any material respect under any such agreement or instrument, and, to the best of N*Able's knowledge, no other party to any such agreement or instrument is in default in any material respect under any such agreement or instrument.

     3.9. LITIGATION. No litigation, arbitration or other proceeding is pending or, to the best of N*Able's knowledge, threatened by or against N*Able, its properties or assets, or the officers or directors of N*Able relating to N*Able before any court or any government agency, and no facts exist which might form the basis for any litigation, arbitration or proceeding which, if determined adversely to N*Able, could result in costs, liabilities or losses in excess of $100,000. To the best of N*Able's knowledge, N*Able is not the subject of any investigation for violation of any laws, regulations or administrative orders applicable to its business by any governmental authority or any other person. There is no judgment, writ, decree, injunction, rule or order of any court, governmental department, commission, agency, instrumentality or arbitrator outstanding against N*Able, its properties or assets or, to the best of N*Able's knowledge, the N*Able Capital Stock.

     3.10. NO BREACH. The consummation of the transactions contemplated by this Agreement and Wave's operation of the business of N*Able immediately following the Closing (assuming operation of such business in substantially the same manner as had been conducted immediately prior to the Closing, except as contemplated by this Agreement) will not result in or constitute any of the following: (i) a conflict, violation or default with or an event that, with notice or lapse of time or both, would be a default, breach, or violation of the Certificate or Bylaws of N*Able, any Permits (as hereinafter defined) or any Contracts (as hereinafter defined); (ii) an event that would permit any party to terminate any material agreement or to accelerate the maturity of or permit the subordination of any indebtedness or other material obligation of N*Able; (iii) the creation or imposition of any lien, charge, or encumbrance on any of the assets of N*Able or, to the best of N*Able's knowledge, any N*Able Capital Stock; or (iv) conflict with or result in the violation or breach of any law, rule or regulation of any governmental authority, or any judgment, order, injunction or decree applicable to N*Able, its assets or the N*Able Capital Stock.

     3.11. EMPLOYEES AND SERVICE PROVIDERS. N*Able is not involved in any labor discussion with any unit or group seeking to become the bargaining unit for any of the employees of N*Able, nor has any such unit or group notified N*Able of an intention to commence any organizational activities among the employees of N*Able. SCHEDULE 3.11 contains a listing of (i) each collective bargaining agreement and other labor agreement to which N*Able is a party or by which it is bound; (ii) each employment, consulting, severance, deferred compensation, bonus, stock option, stock purchase, stock appreciation, and any other employee benefit plan, contract, agreement, or other arrangement (whether or not in writing) providing for compensation or other benefits to employees (including officers), or independent contractors, individually or as a group, to which N*Able is a party or by which it is bound; (iii) each "employee pension benefit plan" as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974 ("ERISA") and not exempted under Section 4(b) or 201 of ERISA maintained by N*Able or to which N*Able is required to contribute including any multi-employer pension plan; and (iv) each "employee welfare benefit plan" as defined in Section 3(l) of ERISA maintained by N*Able or to which N*Able contributes or is required to contribute, including any multi-employer welfare plan, and each other plan under which "fringe benefits" (including, without limitation, vacation plans or programs, severance benefits, sick leave plans or programs, dental or medical plans or programs, and related or similar benefits) are afforded to employees of, or otherwise required to be provided by, N*Able. N*Able has heretofore delivered to Wave true, correct and complete copies of each employee benefit plan or arrangement listed on SCHEDULE 3.11 (each, a "BENEFIT PLAN"), and with respect to each Benefit Plan, true, correct and complete copies of (a) any associated trust, custodial, insurance or service agreements, (b) any annual report, actuarial report, or disclosure materials (including specifically any summary plan descriptions) submitted to any governmental agency or distributed to participants or beneficiaries thereunder since the inception of N*Able and (c) the most recently received IRS determination letters and any governmental advisory opinions or rulings. N*Able has complied in all material respects with all applicable laws, rules and regulations relating to employment, including those relating to wages, hours, collective bargaining and the payment and withholding of taxes and other sums as required by appropriate governmental authorities. Except as set forth in SCHEDULE 3.11, all employee benefits plans, as defined in Section 3(3) of ERISA, of N*Able in effect at any time since inception of N*Able are now, and have always been, established, maintained and operated in accordance, in all material respects, with all applicable laws (including, without limitation, ERISA and the Internal Revenue Code (the "CODE")) and all regulations and interpretations thereunder and in accordance with their plan documents. There is no unfunded liability for vested or non-vested benefits under any funded employee benefit plan, and all contributions required to be made to or with respect to each employee benefit plan and all costs of administering each employee benefit plan have been completely and timely paid. There is no pending or, to the best knowledge of N*Able, threatened legal action, proceeding or investigation, other than routine claims for benefits, concerning any Benefit Plan or to the best knowledge of N*Able any fiduciary or service provider thereof and, to the best knowledge of N*Able, there is no basis for any such legal action or proceeding. No liability (contingent or otherwise) to the Pension Benefit Guaranty Corporation or any multi-employer plan (as defined in section 3(37) of ERISA) has been incurred by N*Able or any entity treated as a single employer with N*Able under Section 414 of the code or Section 4001(b) of ERISA. No Benefit Plan is or has ever been either a "multi-employer plan" (as defined in section 3(37) of ERISA) or a plan subject to Section 302 or Title IV of ERISA. The execution of this Agreement and the consummation of the transactions contemplated herein will not result in any payment (whether of severance pay or otherwise) becoming due from or under any Benefit Plan to any current or former director, officer, consultant or employee of N*Able or result in the vesting, acceleration of payment or increases in the amount of any benefit payable to or in respect of any such current or former director, officer, consultant or employee. There has been no prohibited transaction as described in Section 406 of ERISA and Section 4975 of the Code with respect to any employee benefit plan. No employee benefit plan provides medical benefits to any former employees (including retirees) of N*Able, other than benefits required to be provided under Section 4980B of the Code or applicable state insurance laws.

     3.12. INSURANCE. There is set forth in SCHEDULE 3.12 hereto a complete and accurate list of all policies of insurance of any nature whatsoever maintained by N*Able pertaining to the business of N*Able, showing, among other things, the amount of coverage, the company issuing the policy and the expiration date of each policy. Such policies are in full force and effect and such policies, or other policies covering the same risks, have been in full force and effect, without gaps, continuously for the past two (2) years. Copies of all current insurance policies of N*Able have been made available to Wave for inspection. N*Able is not in default under any of such policies, and N*Able has not failed to give any notice or to present any claim under any such policy in a due and timely fashion. N*Able is not aware of any facts concerning N*Able or its business, operations, assets and liabilities, contingent or otherwise, upon which an insurer might be justified in reducing coverage or increasing premiums on existing policies.

     3.13. CONTRACTS AND PERMITS. There is set forth in SCHEDULE 3.13 hereto a complete and accurate list of:

          (a) Each contract, whether written or oral, between N*Able and any party to whom N*Able provides products or services, which involved payments to N*Able of more than Ten Thousand Dollars ($10,000) during the year ended December 31, 1998 or can reasonably be expected to involve payments to N*Able of more than Ten Thousand Dollars ($10,000) during the year ending December 31, 1999;

          (b) Each contract (except for real property leases, equipment rental contracts, evidence of indebtedness and insurance contracts), whether written or oral, between N*Able and any party to whom N*Able is obligated or can reasonably be expected to pay more than Ten Thousand Dollars ($10,000) for any twelve
(12)-month period;

          (c) Each agreement for the license of any patent, copyright, trade secret or other proprietary right of N*Able or any third party to which N*Able is a party, or requiring indemnification by N*Able with respect to infringements of proprietary rights;

          (d) Each material permit, license, franchise, and each other material certificate or authorization issued to N*Able by any governmental or other authority having jurisdiction in any area where N*Able has employees or provides products or services (a "PERMIT" or "PERMITS"); and

          (e) Each agreement, contract or commitment containing any covenant limiting the freedom of N*Able to engage in any line of business or compete with any person;

          (f) Each joint marketing or development agreement;

          (g) Each distribution agreement (identifying any that contain exclusivity provisions) to which N*Able is a party and a schedule of all distributors and resellers of N*Able's products;

          (h) Each agreement, contract or commitment relating to capital expenditures involving future obligations in excess of Ten Thousand Dollars ($10,000) and not cancelable without penalty; and

          (i) Each other agreement of N*Able which would otherwise be required to be filed as an Exhibit to an S-1 Registration Statement pursuant to Item 601(b)(10) of Regulation S-K if N*Able was filing such a registration statement on the date hereof.

The contracts and agreements which are required to be identified in SCHEDULE
3.13 pursuant to SUBSECTIONS (a) through (i) (other than (d)) above are hereinafter referred to as the "CONTRACTS." True and complete copies of each written Contract and true and complete written summaries of each oral Contract have been delivered to Wave by N*Able. Except as set forth in SCHEDULE 3.13:

               (i) Each of the Contracts is a valid, binding and enforceable agreement of N*Able and, to N*Able's knowledge, each other party thereto, and, subject to the receipt of the consents identified in EXHIBIT 6.2(e), will continue to be valid, binding and enforceable after the Closing;

               (ii) As of the date hereof, N*Able has no reason to believe that N*Able will not be able to fulfill all of its obligations under the Contracts which remain to be performed after the date hereof, and N*Able has not been notified by any governmental or other party that such parties intend to cancel, terminate or modify any of such Contracts or the basis upon which N*Able is paid thereunder, and N*Able does not know of any valid grounds for any such cancellation, termination or modification;

               (iii) There has not occurred any material default (or event which upon the provision of notice or lapse of time or both would become such a default) by N*Able or, to the best knowledge of N*Able, by any party other than N*Able under any of the Contracts;

               (iv) The Permits are the only governmental and other permits, licenses, franchises, and other certificates and authorizations that are material to the operation of the business of N*Able as such business is now conducted;

               (v) The Permits are, and as of the Closing will be, in full force and effect and the continuing validity and, subject to the receipt of the consents identified in Exhibit 6.2(e), effectiveness of such Permits will not be affected by the transactions contemplated by this Agreement; and

               (vi) N*Able is in compliance in all material respects with all material conditions or requirements of the Permits, and has not been notified by any governmental or licensing authority that such parties intend to cancel, terminate or modify any of such Permits, and N*Able knows of no valid grounds for any such cancellation, termination or modification. N*Able has provided, or prior to the Closing will provide, Wave with true, correct and complete copies of each Permit listed in SCHEDULE 3.13.

     3.14. CHARTER DOCUMENTS. N*Able has provided to Wave for its examination
(i) complete and accurate copies of the Certificate of Incorporation and Bylaws of N*Able, both as amended to the Closing; (ii) the minute books of N*Able containing all proceedings, consents, actions and meetings of the stockholders and board of directors of N*Able; and (iii) the stock transfer books of N*Able setting forth all transfers of capital stock of N*Able since its inception.

     3.15. DIRECTORS, OFFICERS AND EMPLOYEES. SCHEDULE 3.15 hereto sets forth a true and complete list of the names, current salaries and length of service of all directors, officers and employees of N*Able.

     3.16. POWERS OF ATTORNEY, BANK ACCOUNTS. SCHEDULE 3.16 hereto lists(i) the names and addresses of all persons holding a power of attorney on behalf of N*Able; and (ii) the names and addresses of all banks or other financial institutions in which N*Able has an account, deposit, or safe-deposit box, with the number and a description of the account and the names of all persons authorized to draw on such accounts or deposits or to have access to such boxes.

     3.17. ENVIRONMENTAL MATTERS.

          (a) For the purposes of this Agreement, the term "Environmental Laws" shall mean all federal, state and local environmental protection, occupational, health and safety or similar laws, ordinances, restrictions, licenses,, rules, regulations and permit conditions, including, without limitation, the Federal Water Pollution Control Act, Resource Conservation & Recovery Act, Clean Air Act, Comprehensive Environmental Response, Compensation and Liability Act, Emergency Planning and Community Right to Know, Occupational Safety and Health Act and other federal, state or local laws of similar effect, each as amended, and the term "Hazardous Materials" shall mean any hazardous or toxic substances, wastes or materials, defined as such or governed by any applicable Environmental Law.

          (b) (i) N*Able has not received any notices, directives, violation reports, or notice of actions or claims from or by (1) any federal, state or local governmental agency concerning N*Able and any potential liability of N*Able under or actual or alleged noncompliance by N*Able with any applicable Environmental Laws, or (2) any person alleging that, in connection with Hazardous Materials, conditions at any real properties leased by N*Able have resulted in, threatened to result in or caused injury or death to any person or damages to any property, including, without limitation, damage to natural resources, and to the best knowledge of N*Able no such notices, directives, violation reports, actions, claims, assessments or allegations exist; (ii) to its knowledge, N*Able does not currently lease, operate or own any real properties that are listed or are threatened to be listed on a "Superfund" List or with respect to which there is any pending or threatened proceeding or investigation under any Environmental Law; (iii) throughout the period of operation of any real properties by N*Able, N*Able has operated and continues to operate such real properties in compliance with all applicable Environmental Laws; (iv) to its knowledge, no underground storage tanks either are or have been located at any of such real properties; (v) to its knowledge, there has been no spill, discharge, release, contamination or cleanup of or by any Hazardous Materials used, generated, treated, stored, disposed of or handled by N*Able at such real properties and to the best knowledge of N*Able, no spill, discharge, release, contamination or cleanup of or by Hazardous Materials has occurred on or to such real properties by any third party during N*Able's operations on or possession of such properties; (vi) N*Able has not used, generated, treated, stored, disposed of, handled, transported or released any Hazardous Material in a manner which would give rise to any liability under any applicable Environmental Laws; (vii) N*Able is not aware of any facts, events, or conditions (including, without limitation, the generation, treatment, transport, storage, emission, disposal, release or other placement, deposit or location of any Hazardous Material) which materially interfere with or prevent continued compliance by N*Able with, or give rise to any present or potential liability (including with respect to past activities of N*Able) under any applicable Environmental Laws; and (viii) to its knowledge, N*Able has not released any person from any claim under any applicable Environmental Law nor waived any rights or defenses concerning any environmental conditions.

     3.18. AFFILIATE RELATIONSHIPS. N*Able does not have any material financial interest, direct or indirect, in any supplier or service provider to, or customer of, any subsidiary or other party to any contract or other arrangement which is material to N*Able. No officer, director or, to the knowledge of N*Able, stockholder of N*Able (nor any spouse or lineal descendants of any of such persons, or any trust, partnership, limited liability company or corporation in which any of such persons has or has had a material economic interest), has or has had, directly or indirectly, (i) an interest in any entity which furnishes or sells, a material amount of services or products that N*Able furnishes or sells, or proposes to furnish or sell, or (ii) any interest in any entity that purchases from or sells or furnishes to N*Able, any material amount of products or services or (iii) a beneficial interest in any contract or agreement set forth in the N*Able Disclosure Schedule; provided, that ownership of no more than one percent (1%) of the outstanding voting stock of a publicly traded corporation shall not be deemed an "interest in any entity" for purposes of this SECTION 3.18.

     3.19. GOVERNMENTAL CONSENT, ETC. No consent, approval, order or authorization of, or registration, declaration or filing with, any governmental entity is required by or with respect to N*Able in connection with the execution and delivery of this Agreement or the consummation by N*Able of the transactions contemplated hereby, except for (i) the filing of the Certificate of Merger with the Delaware Secretary of State and appropriate documents with the relevant authorities of other states in which N*Able is qualified to do business, and
(ii) such consents, approvals, orders, authorizations, registrations, or qualifications as may be required under state securities or Blue Sky laws in connection with the distribution of Wave Common Stock pursuant to the Merger.

     3.20. PATENTS, TRADEMARKS, ETC. To the best of its knowledge, N*Able owns exclusively or has the exclusive right, or prior to the Closing Date will own exclusively or have the exclusive right to use, free and clear of all liens, charges, claims and restrictions, all patents, trade secrets, trademarks, service marks, trade names, copyrights, licenses and rights used in its business as now conducted or currently proposed to be conducted ("INTELLECTUAL PROPERTY RIGHTS"), and, to the best of its knowledge, is not infringing upon or otherwise acting adversely to the rights or claimed rights of any person or entity under or with respect to any of the foregoing. There are no outstanding options, licenses, or agreements of any kind relating to the foregoing held by any third party of which N*Able is aware, nor is N*Able bound by or a party to any options, licenses or agreements of any kind with respect to the patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information, proprietary rights and processes of any other person or entity. N*Able has not received any communications alleging that N*Able has violated or, by conducting its business as proposed, would violate any patent, trademark, service mark, trade name, copyright or trade secret or other proprietary right of any other person or entity. N*Able is not aware that any of its employees is obligated under any fiduciary duty or any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would interfere with the use of such employee's best efforts to promote the interests of N*Able or that would conflict with N*Able's business as currently proposed to be conducted. To the best of N*Able's knowledge, neither the execution nor delivery of this Agreement, nor the carrying on of N*Able's business by the employees of N*Able, nor the conduct of N*Able's business as currently proposed, will conflict with or result in a breach of the terms, conditions or provisions of, or constitute a default under or a violation of any fiduciary duty or any contract, covenant or instrument under which any of such employees is now obligated. N*Able does not believe it is or will be necessary to utilize any inventions of any of its employees (or people it currently intends to hire) made prior to their employment by N*Able to conduct its business as presently conducted.

     3.21. EMPLOYEES. To the best knowledge of N*Able's officers, no employee of N*Able is in violation of any term of any employment contract, confidentiality or non-disclosure agreement or any other contract or agreement or of any fiduciary duty, relating to the relationship of any such employee with N*Able or any other party because of the nature of the business conducted or to be conducted by N*Able. Copies of any such existing written agreement between an employee of N*Able and an employee's prior employer in the possession of N*Able have been delivered to Wave.

     3.22. EMPLOYEE AGREEMENTS. Each person presently employed by N*Able has, to the extent requested by Wave in writing prior to the date hereof, executed a Non-Competition Agreement and Non-Disclosure Agreement in the form agreed to by N*Able and Wave. Such Agreements constitute valid and binding obligations of N*Able and, to the best of N*Able's knowledge, each of such other persons.

     3.23. DISCLOSURE. No statement by N*Able contained in this Agreement and the exhibits attached hereto and any written statement or certificate furnished or to be furnished to Wave pursuant hereto or in connection with the transactions contemplated hereby contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein not misleading in light of the circumstances under which they were made.

     3.24. BROKERS OR FINDERS. N*Able has not incurred or paid, and will not incur or pay, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with this Agreement or any transaction contemplated hereby, EXCEPT for Chase Securities Inc. in accordance with the engagement letter delivered to Wave prior to Closing.

     3.25. TAXES. All tax returns, statements, reports and forms (including estimated tax returns and reports and information returns and reports) required to be filed with any taxing authority with respect to any taxable period ending on or before the Effective Time, by or on behalf of N*Able and all members of any affiliated or combined groups of which N*Able is or has been a member (collectively, the "N*ABLE RETURNS"), have been or will be filed when due (including any extensions of such due date), and all amounts shown due thereon on or before the Effective Time have been or will be paid on or before such date. The June 30, 1999 Financial Statements (i) accrue in all material respects the actual and contingent liabilities for taxes with respect to all periods through June 30, 1999 and N*Able has not and will not incur any tax liability in excess of the amount reflected on the June 30, 1999 Financial Statements with respect to such periods, and (ii) properly accrues in accordance with GAAP all liabilities for taxes payable after June 30, 1999 with respect to all transactions and events occurring on or prior to such date. All information set forth in the notes to the Financial Statements relating to tax matters is true, complete and accurate in all material respects. No tax liability since June 30, 1999 has been incurred by N*Able other than in the ordinary course of business (excluding for this purpose any tax liability relating to or arising from the consummation of the transactions contemplated by this Agreement). N*Able has withheld and paid to the applicable financial institution or taxing authority all amounts required to be withheld. N*Able (or any member of any affiliated or combined group of which N*Able has been a member) has not granted any extension or waiver of the limitation period applicable to any N*Able Returns. There is no claim, audit, action, suit, proceeding, or investigation now pending or threatened against or with respect to N*Able in respect of any tax or assessment. No notice of deficiency or similar document of any tax authority has been received by N*Able which has not been paid in full and there are no liabilities for taxes (including liabilities for interest, additions to tax and penalties thereon and related expenses) with respect to any issues that have been raised with N*Able (and are currently pending) by any tax authority. N*Able has no actual or potential liability for any tax obligation of any taxpayer (including without limitation any affiliated or combined group of corporations or other entities that included N*Able during a prior period) other than N*Able.

     3.26. ACCOUNTING MATTERS. To the best of N*Able's knowledge, neither N*Able nor any of its Affiliates (as defined in Section 3.27 hereto), has taken or agreed to take any action that would adversely affect the ability of Wave to account for the Merger as a pooling of interests.

     3.27. AFFILIATE AGREEMENTS. The N*Able Disclosure Schedule sets forth those persons who are "Affiliates" of N*Able, within the meaning of Rule 144 of the 1933 Act (an "AFFILIATE"). All of N*Able's Affiliates have entered into Affiliate Agreements in the form attached hereto as EXHIBIT 3.27B ("AFFILIATE AGREEMENTS").

     3.28. YEAR 2000 PROBLEM.

          (a) All products sold or licensed by N*Able and all software that N*Able licenses and maintains pursuant to contracts with third parties processes accurately (including calculating, comparing and sequencing) in all material respects date data from, into and between the twentieth and twenty-first centuries, including leap year calculations ("MILLENNIAL DATE DATA"). All such products and licensed software processes Millennial Date Data without material errors or omissions and without materially affecting functionality when used in accordance with the product documentation therefor and provided that all other software and all hardware and firmware used in combination with such products and licensed software properly exchanges date data with it. N*Able has not made any representation or warranty to any third party that varies in any material respect from the preceding representation.

          (b) N*Able is in the process of obtaining written representations or assurances from each third party that (i) provides or will provide Millennial Date Data to N*Able, (ii) processes or will process Millennial Date Data for N*Able or (iii) otherwise provides or will provide any material product or service to N*Able that is dependent upon any software, microcode, chip or hardware system or component, including any electronic or electronically controlled system or component (a "SYSTEM") that processes any Millennial Date Data, stating that all of such Systems that are used for, or on behalf of, N*Able will process Millennial Date Data without materially affecting the supply of such product or service to N*Able after December 31, 1999.

                                   ARTICLE IV

          REPRESENTATIONS AND WARRANTIES OF WAVE AND SUB

     Except as disclosed in the disclosure schedule separately executed and delivered by Wave to N*Able (the "WAVE DISCLOSURE SCHEDULE") or the Wave SEC Documents (as defined in SECTION 4.6), Wave and Sub represent and warrant to N*Able as set forth below.

     4.1. ORGANIZATION AND STANDING; ARTICLES OF INCORPORATION AND BYLAWS. Each of Wave and Sub is a corporation duly organized and existing under, and by virtue of, the laws of the state of its incorporation and is in good standing under such laws. Each of Wave and Sub has requisite corporate power to own and operate its properties and assets, and to carry on its business as presently conducted and as proposed to be conducted. Each of Wave and Sub is duly qualified to do business and is in good standing in each jurisdiction in which the character of the business conducted by it or the location of the properties owned or leased by it make such qualification necessary, except for jurisdictions in which the failure to so qualify would not have a material adverse effect on the financial condition, results of operations, business or properties of Wave and its subsidiaries taken as a whole. Each of Wave and Sub has furnished N*Able with copies of its respective Certificate of Incorporation and Bylaws. Said copies are true, correct and complete and contain all amendments through the Closing Date.

     4.2. CAPITALIZATION. The authorized capital stock of Wave consists of 75,000,000 shares of Class A Common Stock, par value $.01 per share, of which 32,030,921 shares were issued and outstanding as of March 31, 1999, 13,000,000 shares of Class B Common Stock, par value $.01, of which 2,545,932 shares are issued and outstanding, and 2,000,000 shares of Preferred Stock, par value $.01, of which 360 shares are issued and outstanding. All outstanding shares of Wave Common Stock and Wave's Class B Common Stock have been duly authorized and validly issued and are fully paid and nonassessable. Except as disclosed in the Wave SEC Documents (as defined below), there are no options, warrants, conversion rights, rights of exchange or other rights, plans, agreements or commitments of any nature whatsoever (including, without limitation, conversion or preemptive right,) providing for the purchase, issuance, registration or sale of any shares of Wave's capital stock or any securities convertible into or exchangeable for any shares of Wave Common Stock, other than as contemplated by this Agreement. All shares of Wave Common Stock issued as consideration pursuant to this Agreement shall be duly authorized, validly issued, fully paid and non-assessable at the time of issuance.

     4.3. AUTHORIZATION. All corporate action on the part of each of Wave and Sub, and their respective directors and stockholders, necessary for the authorization, execution, delivery and performance of this Agreement by Wave and Sub, and the performance of the respective obligations of Wave and Sub hereunder has been taken or will be taken prior to the Closing Date. This Agreement constitutes the valid and binding obligations of each of Wave and Sub, enforceable in accordance with their respective terms, except that such enforceability may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting or relating to creditors' rights generally, and is subject to general principles of equity.

     4.4. COMPLIANCE WITH OTHER INSTRUMENTS, NONE BURDENSOME, etc. Subject to satisfaction of the conditions set forth in ARTICLE VI, the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will not conflict with or result in any violation of any material statute, law, rule, regulation, judgment, order, decree or ordinance applicable to Wave or Sub or their respective properties or assets, or conflict with or result in any breach or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to loss of a material benefit, under (i) any provision of the Certificate of Incorporation or Bylaws of Wave or Sub or (ii) any material agreement, contract, note, mortgage, indenture, lease, instrument, permit, concession, franchise or license to which Wave or Sub is a party or by which Wave or Sub or their respective properties or assets may be bound or affected.

     4.5. GOVERNMENTAL CONSENT, ETC. No consent, approval, order or authorization of, or registration, declaration or filing with, any governmental entity is required by or with respect to Wave or Sub in connection with the execution and delivery of this Agreement or the consummation by Wave and Sub of the transactions contemplated hereby, except for (a) the filing of the Certificate of Merger with the Delaware Secretary of State and appropriate documents with the relevant authorities of other states in which Wave and Sub are qualified to do business, and (b) such consents, approvals, orders, authorizations, registrations, or qualifications as may be required under state securities or Blue Sky laws in connection with the offer and sale of Wave Common Stock pursuant to the Merger.

     4.6. SEC DOCUMENTS; WAVE FINANCIAL STATEMENTS. Wave has furnished N*Able with a true and complete copy of each statement, annual, quarterly and other report, registration statement (without exhibits) and definitive proxy statement filed by Wave with the U.S. Securities and Exchange Commission ("SEC") since January 1, 1999 (the "WAVE SEC DOCUMENTS"), which are all the documents (other than preliminary material) that Wave was required to file with the SEC since such date. As of their respective filing dates, none of the Wave SEC

Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading, except to the extent corrected by a subsequently filed Wave SEC Document provided to N*Able prior to the date of this Agreement. The financial statements of Wave included in the Wave SEC Documents (the "WAVE FINANCIAL STATEMENTS") comply as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with generally accepted accounting principles consistently applied (except as may be indicated in the notes thereto or, in the case of unaudited statements, as permitted by Form 10-Q of the SEC) and fairly present the financial position of Wave at the dates thereof and the results of operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal, recurring audit adjustments). There has been no change in Wave's accounting policies except as described in the notes to the Wave's Financial Statements. Except as disclosed in the Wave SEC Documents filed through the date hereof, neither Wave nor any of Wave's subsidiaries has incurred any liabilities of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise, that, individually or in the aggregate, would have a material adverse effect on Wave other than liabilities under or contemplated by this Agreement.

     4.7. NO MATERIAL ADVERSE CHANGE. Since March 31, 1999, Wave has conducted its business in the ordinary course and there has not occurred any material adverse change in the financial condition, results of operations, business, properties or prospects of Wave and its subsidiaries taken as a whole.

     4.8. ACCOUNTING MATTERS. To the best of Wave's knowledge, neither Wave nor any of its Affiliates, has taken or agreed to take any action that would adversely affect the ability of Wave to account for the Merger as a pooling of interests.

     4.9. LITIGATION. There is no action, suit, proceeding, claim, arbitration or investigation pending, or to the best knowledge of Wave, threatened, against Wave or Sub which in any manner challenges or seeks to prevent, enjoin, alter or materially delay any of the transactions contemplated by this Agreement or which could reasonably be expected to have a material adverse effect on its business or results of operations.

     4.10. TAX-FREE REORGANIZATION. The Surviving Corporation shall either continue N*Able's business or use a significant portion of N*Able's business assets in a trade or business within the meaning of Treasury Regulation ss. 1.368-1(d). Wave has no plan or intention to liquidate the Surviving Corporation or to merge the Surviving Corporation with and into another corporation or to otherwise dispose of the stock of the Surviving Corporation, or to cause the Surviving Corporation to dispose of any of its assets or any assets acquired from Sub (except for dispositions made in the ordinary course of business), and there is no plan or intention to cause Surviving

Corporation to issue additional shares of its stock that would result in Wave owning less than 80 percent of the total voting power of all classes of stock entitled to vote or of the total number of shares of all other classes of stock of the Surviving Corporation. Prior to the Effective Time, Sub has not engaged in any business activities.

                                   ARTICLE V

                   CONDUCT AND TRANSACTIONS PRIOR TO EFFECTIVE
                           TIME; ADDITIONAL AGREEMENTS

     During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement and the Effective Time (except as otherwise provided herein), the parties hereto agree (except to the extent that the other parties hereto shall otherwise consent in writing) that:

     5.1. CONDUCT OF BUSINESS OF THE COMPANIES. N*Able shall carry on its business in the usual, regular and ordinary course in substantially the same manner as heretofore conducted and, to the extent consistent with such business, use all commercially reasonable efforts consistent with past practice and policies to preserve intact its present business organization, keep available the services of its present officers and key employees and preserve its relationships with key customers, suppliers, distributors, licensors, licensees and others having business dealings with it (except as specifically disclosed in the N*Able Disclosure Schedule with respect to relationships that are likely to change as a result of the Merger), to the end that its goodwill and ongoing businesses shall be unimpaired at the Effective Time. N*Able shall promptly notify Wave of any event or occurrence not in the ordinary course of business of N*Able, and any event of which N*Able is aware which reasonably would be expected to have a Material Adverse Effect on N*Able (even if the likelihood of such event has previously been disclosed in the N*Able Disclosure Schedule) except such events of a general nature not specific to the business of N*Able. Except as expressly contemplated by this Agreement or disclosed in the N*Able Disclosure Schedule, N*Able shall not, without the prior written consent of
Wave:

          (a) Except pursuant to mandatory terms under options or warrants outstanding on the date hereof, accelerate, amend or change the period of exercisability of such options or warrants or authorize cash payments in exchange for any such options or warrants;

          (b) Enter into any commitment or transaction not in the ordinary course of business to be performed over a period longer than six months in duration, or to purchase fixed assets with an aggregate purchase price exceeding $10,000;

          (c) Grant any severance or termination pay to any director, officer, employee or consultant, except mandatory payments made pursuant to standard written agreements outstanding on the date hereof (any such agreement or arrangement to be disclosed in the N*Able Disclosure Schedule);

          (d) Transfer to any person or entity any rights to N*Able's Intellectual Property Rights;

          (e) Enter into or amend any agreements pursuant to which any other party is granted manufacturing, marketing, distribution or other similar rights of any type or scope with respect to any products of N*Able unless such agreement is entered into in the ordinary course of business or such agreement may be terminated at any time (at no cost or penalty) by N*Able;

          (f) Violate, amend or otherwise modify the terms of any of the Contracts or Permits set forth on the N*Able Disclosure Schedule;

          (g) Commence a lawsuit other than for the routine collection of bills or for breach of this Agreement;

          (h) Declare or pay any dividends on or make any other distributions (whether in cash, stock or property) in respect of any of its capital stock, or split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, or repurchase or otherwise acquire, directly or indirectly, any shares of its capital stock except from former employees, directors and consultants in accordance with agreements providing for the repurchase of shares in connection with any termination of service to N*Able;

          (i) Issue, deliver or sell, authorize or propose the issuance, delivery or sale of, or purchase or propose the purchase of, any shares of its capital stock or securities convertible into, or subscriptions, rights, warrants or options to acquire, or other agreements or commitments of any character obligating N*Able to issue any such shares or other convertible securities, other than upon the conversion into N*Able Common Stock of outstanding shares of N*Able Preferred Stock or exercise of options and warrants outstanding on the date hereof;

          (j) Cause or permit any amendments to its Certificate of Incorporation or Bylaws;

          (k) Acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquire or agree to acquire any assets which are material, individually or in the aggregate, to the financial condition, results of operations, business or properties of N*Able taken as a whole;

          (l) Sell, lease, license or otherwise dispose of any of N*Able's properties or assets except in the ordinary course of business and consistent with past practice;

          (m) Incur any indebtedness for borrowed money or guarantee any such indebtedness or issue or sell any debt securities or guarantee any debt securities of others;

          (n) Adopt or amend any employee benefit plans, programs, policies or other arrangements, or enter into any employment contract, pay any special bonus or special remuneration to any director, employee or consultant, or increase the salaries or wage rates of its employees;

          (o) Revalue any of its assets, including without limitation, writing down the value of inventory or writing off notes or accounts receivable other than in the ordinary course of business and consistent with past practice;

          (p) Pay, discharge or satisfy in an amount in excess of $10,000 in any one case any claim, liability or obligation (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction of obligations in the ordinary course of business or liabilities reflected or reserved against in N*Able's Financial Statements;

          (q) Make any tax election other than in the ordinary course of business and consistent with past practice, change any tax election, adopt any tax accounting method other than in the ordinary course of business and consistent with past practice, change any tax accounting method, enter into any closing agreement, settle any tax claim or assessment, or consent to any extension or waiver of the limitation period applicable to any tax claim or assessment;

          (r) Engage in any activities or transactions that are outside the ordinary course of its business;

          (s) Waive or commit to waive any rights with a value in excess of $10,000;

          (t) Cancel, materially amend or renew any insurance policy other than in the ordinary course of business;

          (u) Alter, or enter into any commitment to alter, its interest in any corporation, association, joint venture, partnership or business entity in which N*Able directly or indirectly holds any interest on the date hereof;

          (v) Take any action which, to the best of N*Able's knowledge, would cause the Merger not to be accounted for as a pooling of interests by Wave; or


          (w) Take, or agree in writing or otherwise to take, any of the actions described in SECTIONS 5.1(a) through (v) above.

     5.2. ACCESS TO INFORMATION. Subject to and in accordance with the terms and conditions of that certain agreement dated May 6, 1999 between N*Able and Wave attached hereto as EXHIBIT 5.2 and any other agreement respecting the exchange or information between the parties and related matters (collectively, the "CONFIDENTIALITY AGREEMENT"), N*Able and Wave shall each afford the other and their respective accountants, counsel and other representatives, reasonable access during normal business hours during the period prior to the Effective Time to (i) all of their respective properties, books, contracts, commitments and records, and (ii) all other information concerning the business, properties and personnel of N*Able and Wave as the other party may reasonably request, subject, in the case of Wave, to reasonable limits on access to its technical and other nonpublic information. N*Able and Wave agree to provide to the other and their respective accountants, counsel and other representatives copies of internal financial statements promptly upon request. No information or knowledge obtained in any investigation pursuant to this SECTION 5.2 shall affect or be deemed to modify any representation or warranty contained herein or the conditions to the obligations of the parties to consummate the Merger.

     5.3. EXCLUSIVITY; ACQUISITION PROPOSALS. Unless and until this Agreement shall have been terminated by either party pursuant to SECTION 7.1 hereof, N*Able shall not, directly or indirectly, through any officer, director, agent or otherwise, (i) solicit, initiate or encourage submission of proposals or offers from any person relating to (x) any acquisition or purchase of all or substantially all of the assets of, or any equity interest in, N*Able or any merger, consolidation, business combination or similar transaction with N*Able, or (y) any other material transaction incompatible with the Merger (including, without limitation, a joint venture or other similar transaction), or (ii) participate in any discussions or negotiations regarding, furnish to any other person any confidential information with respect to, or otherwise cooperate in any way with, or participate in, facilitate or encourage, any effort or attempt by any other person to do or seek any of the foregoing. In the event N*Able has received since June 30, 1999 or prior to termination of this Agreement receives, from any third party any offer or indication of interest regarding any of the transactions referred to in the foregoing sentence, or any request for information about N*Able with respect to any of the foregoing, then N*Able shall notify the party from whom they receive such offer of N*Able's obligations under this Agreement and shall communicate promptly to Wave the material terms of each such offer, indication of interest, or request, including the identity of the third party.

     5.4. BREACH OF REPRESENTATIONS AND WARRANTIES. In the event of and promptly after becoming aware of the occurrence or pending or threatened occurrence of any event which would cause their respective representations and warranties not to be true and correct, each party shall give detailed notice thereof to the other.

     5.5. POOLING ACCOUNTING. Wave and N*Able shall each use commercially reasonable efforts to cause the Merger to be accounted for as a pooling of interests.

     5.6. CONSENTS. Each of Wave and N*Able shall promptly apply for or otherwise seek, and use its commercially reasonable efforts to obtain (and N*Able will assist Wave and Sub in obtaining), all consents and approvals required to be obtained by it for the consummation of the Merger. N*Able shall use its best efforts to obtain approval of its stockholders of the Merger and to use commercially reasonable efforts to obtain all necessary consents, waivers and approvals under any of N*Able's Contracts and Permits in connection with the Merger, except such consents and approvals as Wave and N*Able mutually agree N*Able shall not seek to obtain.

     5.7. COMMERCIALLY REASONABLE EFFORTS. Wave and N*Able shall each use its commercially reasonable efforts to effectuate the transaction contemplated hereby and to fulfill and cause to be fulfilled the conditions to closing under this Agreement on or prior to July 31, 1999.

     5.8. LEGAL CONDITIONS TO THE MERGER.

          (a) N*Able shall take all reasonable actions necessary to comply promptly with all legal requirements which may be imposed on N*Able with respect to the Merger and will promptly cooperate with and furnish information to Wave in connection with any such requirements imposed upon Wave, Sub or any other subsidiary of Wave in connection with the Merger. N*Able shall take all reasonable actions (i) to defend all lawsuits or other legal proceedings challenging this Agreement or the consummation of the transactions contemplated hereby, (ii) to lift or rescind any injunction or restraining order or other order adversely affecting the ability of the parties to consummate the transactions contemplated hereby, (iii) to effect all necessary registrations and filings and submissions of information requested by any governmental entity, and (iv) to fulfill all conditions to this Agreement.

          (b) Each of Wave and Sub shall take all reasonable actions necessary to comply promptly with all legal requirements which may be imposed on them with respect to the Merger and will promptly cooperate with and furnish information to N*Able in connection with any such requirements imposed upon N*Able in connection with the Merger. Wave and Sub shall take all reasonable actions (i) to obtain (and to cooperate with N*Able in obtaining) any consent, authorization, order or approval of, or exemption by, any governmental entity required to be obtained or made by Wave, Sub or any of its other subsidiaries (or by N*Able) in connection with the Merger or the taking of any action contemplated thereby, by this Agreement or by the Certificate of Merger, (ii) to defend all lawsuits or other legal proceedings challenging this Agreement or the consummation of the transactions contemplated hereby, (iii) to lift or rescind any injunction or restraining order or other order adversely affecting the ability of the parties to consummate the transactions contemplated hereby, (iv) to effect all necessary registrations and filings and submissions of information requested by any governmental entity, and (v) to fulfill all conditions to this Agreement.

     5.9. EXPENSES. Whether or not the Merger is consummated, all costs and expenses incurred in connection with this Agreement, the Certificate of Merger and the transactions contemplated hereby and thereby shall be paid by the party incurring such expense. The exact out-of-pocket expenses incurred by N*Able as described above shall be determined and fixed (or, where exact figures are not available, good faith estimates shall be delivered to and approved by Wave) on or prior to the Closing Date.

     5.10. PUBLIC ANNOUNCEMENTS. Each party will consult in advance with the other concerning the timing and content of any announcements, press releases and public statements concerning the Merger and will not make any such announcement, release or statement without the other's prior written consent; PROVIDED, HOWEVER, that Wave may make any public statement concerning the Merger without N*Able's prior written consent if, in the opinion of counsel for Wave, such statement or announcement is required to comply with applicable law and Wave has provided to N*Able a copy of any such written statement or announcement that it proposes to make before making such announcement and reasonably considers requests for changes made by N*Able.

     5.11. ESCROW AGREEMENT. On or before the Effective Time, the Escrow Agent and the Stockholders' Agent (as defined in ARTICLE VIII hereto) will execute the Escrow Agreement contemplated by ARTICLE VIII in the form attached hereto as
EXHIBIT 5.11 ("ESCROW AGREEMENT").

     5.12. REGISTRATION RIGHTS. Wave hereby agrees to grant to the holders of Wave Common Stock issued pursuant to this Agreement or upon exercise of N*Able Stock Options or N*Able Warrants assumed by Wave pursuant to this Agreement, registration rights as set forth in the Declaration of Registration Rights in the form attached hereto as EXHIBIT 5.12 ("DECLARATION OF REGISTRATION RIGHTS").

     5.13. N*ABLE'S AUDITORS. N*Able will use its commercially reasonable efforts to cause N*Able's management and its independent auditors to facilitate on a timely basis the preparation of financial statements (including pro forma financial statements if required) as required by Wave to comply with applicable SEC regulations.

     5.14. FIRPTA. N*Able shall, prior to the Closing Date, provide Wave with either (a)(i) a certification, in form and substance satisfactory to Wave, which states that shares of capital stock of N*Able do not constitute "United States real property interests" under Section 897(c) of the Code, for purposes of satisfying Wave's obligations under Treasury Regulation Section 1.1445-2(c)(3), and (ii) simultaneously with delivery of such statement, proof reasonably satisfactory to Wave that N*Able has provided notice of said statement to the Internal Revenue Service in accordance with the requirements of Treasury Regulation Section 1.897-2(b)(2), or (b) a certificate of non-foreign status from each shareholder of N*Able in the form required by Section 1445 of the Code and the regulations thereunder.

     5.15. STOCK OPTIONS.

          (a) At the Effective Time, each outstanding option to purchase N*Able Common Stock (an "N*ABLE STOCK OPTION") issued pursuant to the N*Able Stock Option Plan, whether vested or unvested, will be assumed by Wave. Each N*Able Stock Option so assumed by Wave under this Agreement shall continue to have, and be subject to, the same terms and conditions set forth in the N*Able Stock Option Plan immediately prior to the Effective Time, except that (i) such N*Able Stock Option shall be exercisable (when vested) for that number of whole shares of Wave Common Stock equal to the product of the number of shares of N*Able Capital Stock that were issuable upon exercise of such N*Able Stock Option immediately prior to the Effective Time multiplied by the number of shares of Wave Common Stock that would have been issuable in respect of such N*Able Capital Stock if such N*Able Stock Option were fully-exercised immediately prior to the Merger, rounded down to the nearest whole number and (ii) the per share exercise price for the shares of Wave Common Stock issuable upon exercise of such assumed N*Able Stock Option shall be proportionately adjusted so that the aggregate exercise price remains the same, rounded up to the nearest whole cent.

          (b) Within thirty (30) days after the Effective Time, Wave shall issue to each holder of an outstanding N*Able Stock Option a document evidencing the foregoing assumption of such N*Able Stock Option by Wave.

          (c) It is the intention of the parties that N*Able Stock Options assumed by Wave qualify following the Effective Time as incentive stock options as defined in Section 422 of the Code to the extent N*Able Stock Options qualified as incentive stock options immediately prior to the Effective Time. Accordingly, the adjustment provided in Section 5.15(a) with respect to N*Able Stock Options which are incentive stock options shall be effected in a manner which is consistent with Section 424(a) of the Code.

     5.16. FORM S-8. Wave shall file a registration statement on Form S-8 for the shares of Wave Common Stock issuable with respect to assumed N*Able Stock Options no later than thirty (30) business days after the Effective Date.

     5.17. NMS LISTING. Wave shall authorize for listing on the Nasdaq National Market the shares of Wave Common Stock issuable, and those required to be reserved for issuance, in connection with the Merger, upon official notice of issuance.

     5.18. EMPLOYEE BENEFIT PLANS; EXISTING AGREEMENT. (a) As soon as practicable after the Effective Time, (the "BENEFITS DATE"), Wave shall provide, or cause to be provided, to each employee of N*Able employee benefit plans, programs and arrangements that are the same as those generally made available to similarly situated non-represented employees of Wave who are hired by Wave after December 31, 1998. From the Effective Time to the Benefits Date (which the parties acknowledge may occur on different dates with respect to different plans, programs, or arrangements of N*Able) (the "Commitment Period"). Wave shall provide, or cause to be provided, the employee benefit plans, programs and arrangements of N*Able provided to N*Able as of the date hereof.

     (b) With respect to each benefit plan, program practice, policy or arrangement maintained by Wave (the "WAVE PLANS") in which employees of N*Able subsequently participate, for purposes of determining vesting and entitlement benefits, including for severance benefits and vacation entitlement, (but not for accrual of benefits), service with N*Able (or predecessor employers to the extent N*Able provides past service credit) shall be treated as service with Wave; provided, that such service shall not be recognized to the extent that such recognition would result in a duplication of benefits. Subject to any required consents of third party insurers, such service shall also apply for purposes of satisfying any waiting periods, evidence of insurability requirements, or the application of any pre-existing condition limitations, each Wave Plan shall waive pre-existing condition limitations to the same extent waived under the applicable N*Able benefit plan, and N*Able employees shall be given credit for amounts paid under a corresponding benefit plan during the same period for purposes of applying deductible, copayments and out-of-pocket maximums as though such amounts had been paid in accordance with the terms and conditions of the Wave Plan.

     (c) Promptly after the Closing Wave will purchase for the benefit of the officers and directors of N*Able prior to the Closing "D&O Tail Insurance" for such periods and with such coverage limits as shall be reasonably acceptable to Wave and Mr. Grammer, PROVIDED that Wave shall not be required to pay more than $30,000 for such insurance.

     5.19. TAX FREE TRANSACTIONS. From and after the date of this Agreement, each party hereto shall use all reasonable efforts to cause the Merger to qualify, and shall not knowingly take actions or cause actions to be taken which could reasonably be expected to prevent the merger from qualifying, as a tax-free reorganization under the Code. Each of the parties shall report the Merger for income tax purposes as a reorganization within the meaning of Section 368(a) of the Code (and any comparable state or local tax statute). Each of the parties will make and will use its best efforts to obtain from its affiliates such reasonable representations as may be requested by legal counsel for the purpose of rendering the opinions contemplated by Section 6.1(e).

                                   ARTICLE VI

                              CONDITIONS PRECEDENT

     6.1. CONDITIONS TO EACH PARTY'S OBLIGATION TO EFFECT THE MERGER. The respective obligation of each party to effect the Merger shall be subject to the satisfaction prior to the Closing of the following conditions:

          (a) STOCKHOLDER APPROVAL. This Agreement shall have been approved and adopted by the requisite affirmative vote of all holders of outstanding capital stock of N*Able and Sub.

          (b) LEGAL ACTION. No temporary restraining order, preliminary injunction or permanent injunction or other order preventing the consummation of the Merger shall have been issued by any court or other governmental entity and remain in effect, and no litigation seeking the issuance of such an order or injunction, or seeking relief against N*Able, the Surviving Corporation or Wave if the Merger is consummated, shall be pending which, in the good faith judgment of N*Able's or Wave's Board of Directors (acting upon the written opinion of their respective outside counsel) has a reasonable probability of resulting in such order, injunction or relief and such relief would have a material adverse effect on the financial condition, results of operations, business or properties of such party. In the event any such order or injunction shall have been issued, each party agrees to use commercially reasonable efforts to have any such injunction lifted.

          (c) STATUTES. No action shall have been taken, and no statute, rule, regulation or order shall have been enacted, promulgated or issued or deemed applicable to the Merger by any governmental entity which would (i) make the consummation of the Merger illegal, (ii) prohibit Wave's or N*Able's ownership or operation of all or a material portion of the business or assets of N*Able or Wave, or compel Wave or N*Able to dispose of or hold separate all or a material portion of the business or assets of N*Able or Wave as a result of the Merger or
(iii) render Wave, Sub or N*Able unable to consummate the Merger, except for any waiting period provisions.

          (d) APPROVALS. All authorizations, consents, orders or approvals of, or declarations or filings with, or expiration of waiting periods imposed by, any governmental entity necessary for the consummation of the transactions contemplated by this Agreement shall have been filed, occurred or been obtained, other than filings and approvals relating to the Merger or affecting Wave's ownership of N*Able or any of its properties if failure to make such filing or obtain such approval would not be materially adverse to Wave or N*Able.

          (e) TAX-FREE REORGANIZATION. Each of Wave and N*Able shall have received a written opinion from their respective counsel satisfactory to it to the effect that the Merger will constitute a reorganization within the meaning of Section 368 of the Code.

          (f) ESCROW AGREEMENT. Wave, N*Able, Escrow Agent and the Stockholder's Agent (as defined in ARTICLE VIII hereto) shall have entered into an Escrow Agreement substantially in the form attached hereto as EXHIBIT 5.11 ("ESCROW AGREEMENT").

     6.2. CONDITIONS OF OBLIGATIONS OF WAVE AND SUB. The obligations of Wave and Sub to effect the Merger are subject to the satisfaction of the following conditions, unless waived by Wave and Sub:

          (a) REPRESENTATIONS AND WARRANTIES. The representations and warranties of N*Able set forth in this Agreement shall be true and correct in all material respects (except for such representations and warranties which are qualified by their terms by a reference to materiality which representations and warranties as so qualified shall be true in all respects) (i) as of the date of this Agreement, and (ii) as of the Closing Date, as though made on and as of each such date, except as otherwise contemplated by this Agreement, and Wave shall have received a certificate signed by the Chief Executive Officer and the Chief Financial Officer of N*Able to such effect on the Closing Date.

          (b) PERFORMANCE OF OBLIGATIONS OF N*ABLE. N*Able shall have performed in all material respects all obligations and covenants required to be performed by it under this Agreement and the Merger Agreement prior to the Closing Date, and Wave shall have received a certificate signed by the Chief Executive Officer and the Chief Financial Officer of N*Able to such effect on the Closing Date.

          (c) AUDITORS' OPINIONS. Wave shall have received a final opinion from its independent public accounting firm substantially to the effect that the Merger will be accounted for as a pooling of interests in accordance with GAAP and in accordance with all rules, regulations and policies of the SEC.

          (d) OPINION OF N*ABLE'S COUNSEL. Wave shall have received an opinion dated the Closing Date of Palmer & Dodge LLP, counsel to N*Able, in the form attached hereto as EXHIBIT 6.2(d).

          (e) CONSENTS. Wave shall have received duly executed copies of the consents and approvals listed in EXHIBIT 6.2(E) in form and substance reasonably satisfactory to Wave.

          (f) RESIGNATION OF DIRECTORS. The directors of N*Able in office immediately prior to the Effective Time shall have resigned as directors effective as of the Effective Time.

          (g) EXPENSE STATEMENT. Wave shall have received from N*Able a statement of all out-of-pocket expenses incurred by N*Able as contemplated by
SECTION 5.9 hereto.

          (h) EMPLOYEE MATTERS. Wave shall have received from each employee of N*Able a duly executed ratification of Non-disclosure Agreement in the form of
EXHIBIT 6.2(H-1), and from each employee identified on SCHEDULE 6.2(H), a duly executed ratification of Non-compete Agreement in the form of EXHIBIT 6.2(H-2).

          (i) TERMINATION OF STOCKHOLDER AGREEMENTS. All provisions of all agreements among N*Able and any of its securityholders or optionholders, or among any N*Able securityholders or optionholders, providing for registration rights, rights of first refusal, rights of co-sale, relating to the voting of N*Able securities, requiring N*Able to obtain the consent or approval of any such securityholders or optionholders prior to taking or failing to take any action (other than other arrangements approved in writing by Wave), shall have been terminated effective immediately prior to the Effective Time.

     6.3. CONDITIONS OF OBLIGATION OF N*ABLE. The obligation of N*Able to effect the Merger is subject to the satisfaction of the following conditions unless waived by N*Able:

          (a) REPRESENTATIONS AND WARRANTIES. The representations and warranties of Wave and Sub set forth in this Agreement shall be true and correct in all material respects (except for such representations and warranties which are qualified by their terms by a reference to materiality, which representations and warranties as so qualified shall be true in all respects) (i) as of the date of this Agreement, and (ii) as of the Closing Date as though made on and as of each such date, except as otherwise contemplated by this Agreement, and N*Able shall have received a certificate signed by the Chief Executive Officer and the Chief Financial Officer of Wave to such effect.

          (b) PERFORMANCE OF OBLIGATIONS OF WAVE AND SUB. Wave and Sub shall have performed all obligations and covenants required to be performed by them under this Agreement and the Certificate of Merger prior to the Closing Date, and N*Able shall have received a certificate signed by the Chief Executive Officer and the Chief Financial Officer of Wave to such effect.

          (c) OPINION OF WAVE'S COUNSEL. N*Able shall have received an opinion dated the Closing Date of Bingham Dana LLP, counsel to Wave, substantially in the form attached hereto as EXHIBIT 6.3(c).

          (d) EMPLOYMENT AGREEMENT. Wave shall have executed and delivered an Employment Agreement with Jeffrey Grammer in form and substance mutually acceptable to Wave and Mr. Grammer.

                                  ARTICLE VII

                                   TERMINATION

     7.1. TERMINATION.

          (a) This Agreement may be terminated at any time prior to the Effective Time

               (i) by mutual agreement of the Boards of Directors of Wave and N*Able;

               (ii) by Wave (provided Wave is not otherwise in breach), if there has been a breach by N*Able of any representation, warranty, covenant or agreement set forth in this Agreement on the part of N*Able which is material and which N*Able fails to cure within five business days after notice thereof is given by Wave (except that no cure period shall be provided for a breach by N*Able which by its nature cannot be cured);

               (iii) by Wave if the Board of Directors of N*Able amends, withholds or withdraws its recommendation of the Merger (provided Wave is not in material breach of the terms of this Agreement);

               (iv) by N*Able (provided N*Able is not otherwise in breach), if there has been a breach by Wave or Sub of any representation, warranty, covenant or agreement set forth in this Agreement on the part of Wave or Sub which is material and which Wave or Sub, as the case may be, fails to cure within five business days after notice thereof is given by N*Able (except that no cure period shall be provided for a breach by Wave or Sub which by its nature cannot be cured);

               (v) by N*Able if the Board of Directors of Wave amends, withholds or withdraws its recommendation of the Merger (provided N*Able is not in material breach of the terms of this Agreement);

               (vi) by Wave or N*Able, if the Closing shall not have occurred before 5:00 p.m. (New York time) on July 31, 1999; or

               (vii) by Wave or N*Able if any permanent injunction or other order of a court or other competent authority preventing the Merger shall have become final and nonappealable;.

          (b) Where action is taken to terminate this Agreement pursuant to this
SECTION 7.1, it shall be sufficient for such action to be authorized by the Board of Directors of the party taking such action.

          (c) If either Wave or N*Able terminates this Agreement pursuant to this SECTION 7.1, all obligations of the parties hereunder shall terminate without any liability of any party to any other party (except for any liability of any party for breach of this Agreement), provided that the agreements contained in SECTION 5.9 and 7.2 hereof shall survive. Notwithstanding the foregoing, in the event of the termination of this Agreement prior to the Closing, no party may sue or assert any claim against any other party based upon a breach of such other party's representations and warranties contained herein unless such breach involves fraud.

     7.2. FEES AND EXPENSES. (a) Except as set forth in this SECTION 7.2, all fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses, whether or not the Merger is consummated.

                                  ARTICLE VIII

                                   ESCROW FUND

     8.1. ESCROW FUND. As soon as practicable after the Effective Time, ten percent (10%) of the Base Purchase Price (the "ESCROW SHARES") shall be registered in the name of, and be deposited with, an institution selected by Wave with the consent of N*Able (which consent shall not be unreasonably withheld) as escrow agent (the "ESCROW AGENT"), such deposit to constitute the Escrow Fund and to be governed by the terms set forth herein and in the Escrow Agreement attached hereto as EXHIBIT 5.11. The Escrow Fund shall be available to compensate Wave for any loss, expense, liability or other damage, including reasonable attorneys' fees, to the extent of the amount of such loss, expense, liability or other damage (collectively "Damages") that Wave has incurred by reason of the breach by N*Able of any representation, warranty, covenant or agreement of N*Able contained herein, or by reason of any misrepresentation by N*Able made in ARTICLE III of this

Agreement; Wave and N*Able each acknowledge that such Damages, if any, would relate to unresolved contingencies existing at the Effective Time, which if resolved at the Effective Time would have led to a reduction in the total number of shares Wave would have agreed to issue in connection with the Merger. Subject to SECTION 7.1(C), nothing herein shall limit the liability (i) of N*Able for any breach of any representation, warranty or covenant if the Merger does not close, or (ii) of any N*Able stockholder in connection with any breach by such stockholder of the Affiliate Agreement, as applicable.

     8.2. DAMAGE THRESHOLD. Notwithstanding the foregoing, Wave may not receive any shares from the Escrow Fund unless and until an Officer's Certificate or Certificates (as defined in SECTION 8.4 below) identifying Damages the aggregate amount of which exceeds $250,000 has been delivered to the Escrow Agent as provided in SECTION 8.4 below and such amount is determined pursuant to this
ARTICLE VIII to be payable, in which case Wave shall receive shares equal in value to the full amount of Damages in accordance with the terms of the Escrow Agreement.

     8.3. ESCROW PERIOD. The Escrow Period shall terminate on the earlier of (i) the expiration of one (1) year following the Closing Date and (ii) the day Wave's audited financial statements for the year ending December 31, 1999 are released; provided, however, that the number of Escrow Shares which, in the reasonable judgment of Wave, subject to the objection of the Stockholders' Agent and the subsequent arbitration of the matter in the manner provided in SECTION
8.6 hereof, are necessary to satisfy any unsatisfied claims specified in any Officer's Certificate theretofore delivered to the Escrow Agent prior to termination of the Escrow Period with respect to facts and circumstances existing prior to expiration of the Escrow Period, shall remain in the Escrow Fund until such claims have been resolved.

     8.4. CLAIMS UPON ESCROW FUND.

          (a) Upon receipt by the Escrow Agent on or before the last day of the Escrow Period of a certificate signed by any officer of Wave (an "Officer's Certificate"):

               (i) stating that Damages exist in an aggregate amount greater than $250,000, and

               (ii) specifying in reasonable detail the individual items of such Damages included in the amount so stated, the date each such item was paid, or property accrued or arose, the nature of the misrepresentation, breach of warranty or claim to which such item is related, the Escrow Agent shall, subject to the provisions of SECTIONS 8.5 and 8.6 hereof, deliver to Wave out of the Escrow Fund, as promptly as practicable, Wave Common Stock or other assets held in the Escrow Fund having a value equal to such Damages.
     (b) For the purpose of compensating Wave for its Damages pursuant to this Agreement, the Wave Common

     Stock in the Escrow Fund shall be valued at the Average Price.

     8.5. OBJECTIONS TO CLAIM. At the time of delivery of any Officer's Certificate to the Escrow Agent, a duplicate copy of such Officer's Certificate shall be delivered to the Stockholders' Agent (defined in SECTION 8.7 below) and for a period of forty-five (45) days after such delivery, the Escrow Agent shall make no delivery of Wave Common Stock or other property pursuant to SECTION 8.4 hereof unless the Escrow Agent shall have received written authorization from the Stockholders' Agent to make such delivery. After the expiration of such forty-five (45) day period, the Escrow Agent shall make delivery of the Wave Common Stock or other property in the Escrow Fund in accordance with SECTION 8.4 hereof provided that no such payment or delivery may be made if the Stockholders' Agent shall object in a written statement to the claim made in the Officer's Certificate, and such statement she have been delivered to the Escrow Agent and to Wave prior to the expiration of such forty-five (45) day period.

     8.6. RESOLUTION OF CONFLICTS; ARBITRATION.

          (a) In case the Stockholders' Agent shall so object in writing to any claim or claims by Wave made in any Officer's Certificate, Wave shall have forty-five (45) days to respond in a written statement to the objection of the Stockholders' Agent. If after such forty-five (45)-day period there remains a dispute as to any claims, the Stockholders' Agent and Wave shall attempt in good faith for sixty (60) days to agree upon the rights of the respective parties with respect to each of such claims. If the Stockholders' Agent and Wave should so agree, a memorandum setting forth such agreement shall be prepared and signed by both parties and shall be furnished to the Escrow Agent. The Escrow Agent shall be entitled to rely on any such memorandum and shall distribute the Wave Common Stock or other property from the Escrow Fund in accordance with the terms thereof.

          (b) If no such agreement can be reached after good faith negotiation, either Wave or the Stockholders' Agent may, by written notice to the other, demand arbitration of the matter unless the amount of the damage or loss is at issue in pending litigation with a third party, in which event arbitration shall not be commenced until such amount is ascertained or both parties agree to arbitration; and in either such event the matter shall be settled by arbitration conducted by three arbitrators. Within fifteen (15) days after such written notice is sent, Wave and the Stockholders' Agent shall each select one arbitrator, and the two arbitrators so selected shall select a third arbitrator. The decision of the arbitrators as to the validity and amount of any claim in such Officer's Certificate shall be binding and conclusive upon the parties to this Agreement, and notwithstanding anything in SECTION 8.6 hereof, the Escrow Agent shall be entitled to act in accordance with such decision and make or withhold payments out of the Escrow Fund in accordance therewith.

          (c) Judgment upon any award rendered by the arbitrators may be entered in any court having jurisdiction. Any such arbitration shall be held in the County of Orange, California under the commercial rules then in effect of the American Arbitration Association.

     8.7. STOCKHOLDERS' AGENT.

          (a) Mr. Jeffrey Grammer shall be constituted and appointed as agent ("STOCKHOLDERS' AGENT") for and on behalf of the N*Able stockholders to give and receive notices and communications, to authorize delivery to Wave of the Wave Common Stock or other property from the Escrow Fund in satisfaction of claims by Wave, to object to such deliveries, to agree to, negotiate, enter into settlements and compromises of, and demand arbitration and comply with orders of courts and awards of arbitrators with respect to such claims, and to take all actions necessary or appropriate in the judgment of the Stockholders' Agent for the accomplishment of the foregoing. Such agency may be changed by the holders of a majority in interest of the Escrow Fund from time to time upon not less than 10 days' prior written notice to Wave. No bond shall be required of the Stockholders' Agent, and the Stockholders' Agent shall receive no compensation for his services. Notices or communications to or from the Stockholders' Agent shall constitute notice to or from each of the N*Able stockholders.

          (b) The Stockholders' Agent shall not be liable for any act done or omitted hereunder as Stockholders' Agent while acting in good faith and in the exercise of reasonable judgment, and any act done or omitted pursuant to the advice of counsel shall be conclusive evidence of such good faith. The N*Able stockholders shall severally indemnify the Stockholders' Agent and hold him harmless against any loss, liability or expense incurred without gross negligence or bad faith on the part of the Stockholders' Agent and arising out of or in connection with the acceptance or administration of his duties hereunder.

          (c) The Stockholders' Agent shall have reasonable access to information about N*Able and the reasonable assistance of N*Able's officers and employees for purposes of performing its duties and exercising its rights hereunder, provided that the Stockholders' Agent shall treat confidentially and not disclose any nonpublic information from or about N*Able to anyone (except on a need to, know basis to individuals who agree to treat such information confidentially).

     8.8. ACTIONS OF THE STOCKHOLDERS' AGENT. A decision, act, consent or instruction of the Stockholders' Agent shall constitute a decision of all N*Able stockholders for whom shares of Wave Common Stock otherwise issuable to them are deposited in the Escrow Fund and shall be final, binding and conclusive upon each such N*Able stockholder, and the Escrow Agent and Wave may rely upon any decision, act, consent or instruction of the Stockholders' Agent as being the decision, act, consent or instruction of each and every such N*Able stockholder. The Escrow Agent and Wave are hereby relieved from any liability to any person for any acts done by them in accordance with such decision, act, consent or instruction of the Agent.

     8.9. THIRD-PARTY CLAIMS. In the event that a third party asserts a claim which Wave believes may result in a demand against the Escrow Fund, Wave shall notify the Stockholders' Agent of such claim, and the Stock-holders' Agent and the N*Able stockholders for whom shares of Wave Common Stock otherwise issuable to them are deposited in the Escrow Fund shall be entitled, at their expense, to participate in any defense of such claim and, if it so elects, to control such defense. Unless the Stockholder' s Agent elects to assume such defense, Wave shall have the right to settle any such claim; PROVIDED, HOWEVER, that Wave may not affect the settlement of any such claim without the consent of the Stockholders' Agent, which consent shall not be unreasonably withheld. In the event that the Stockholders' Agent has consented to any such settlement, the Stockholders' Agent shall have no power or authority to object under SECTION 8.5 or any other provision of this ARTICLE VIII to the amount of any claim by Wave against the Escrow Fund for indemnity with respect to such settlement.

     8.10. EXCLUSIVITY. The rights of Wave under this ARTICLE VIII and the Escrow Agreement shall be the exclusive remedy of Wave after the Closing Date with respect to claims for any loss, expense, liability or other damage that Wave has incurred by reason of the breach by N*Able of any representation or warranty made in ARTICLE III of this Agreement or any covenant or agreement of N*Able contained herein, except with respect to claims based on fraud.

                                   ARTICLE IX

                               GENERAL PROVISIONS

     9.1. SURVIVAL OF REPRESENTATIONS, WARRANTIES AND Agreements. All representations, warranties, covenants and agreements in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the consummation of the Merger and shall (except to the extent that survival is necessary to effectuate the intent of such provisions) terminate one (1) year after the Closing Date.

     9.2. AMENDMENT. This Agreement may be amended by the parties hereto, by action taken by their respective Board of Directors, at any time before or after approval of the Merger by the stockholders of N*Able; provided that following approval of the Merger by the stockholders of N*Able, no amendment shall be made which by law requires the further approval of such stockholders without obtaining such further approval. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

     9.3. EXTENSION; WAIVER. At any time prior to the Effective Time, each of N*Able and Wave, by action taken by its Board of Directors, may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations or other acts of the other, (ii) waive any inaccuracies in the representations and warranties made to it contained herein or in any document delivered pursuant hereto and (iii) waive compliance with any of the agreements or conditions for the benefit of it contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

     9.4. NOTICES AND CONSENTS. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or mailed by registered or certified mail (return receipt requested) or sent by, to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

          (a)  if to Wave or Sub, to:

               Wave Systems Corp.
               480 Pleasant Street
               Suite A -200
               Lee, MA  01238
               Tel No.:  (617) 243-7008
               Attn:  Mr. Gerard Feeney

               With a copy to:

               Bingham Dana LLP
               399 Park Avenue
               New York, NY  10022
               Tel. No.:  (212) 318-7700
               Attn:  Neil W. Townsend

          (b)  if to N*Able, to:

               N*Able Technologies
               99 Rosewood Drive
               Suite 220
               Danvers, MA  01923
               Tel. No.:  (978) 762-6644
               Attn:  Mr. Jeffrey Grammer

               With a copy to:

               Palmer & Dodge LLP
               One Beacon Street
               Boston, MA  02108

               Attention:  Marc A. Rubenstein, Esq.
               Tel. No.:  (617) 573-0197
               Fax No.:  (617) 227-4420

     9.5. INTERPRETATION. When a reference is made in this Agreement to Sections or Exhibits, such reference shall be to a Section or Exhibit to this Agreement unless otherwise indicated. The words "include," "includes" and "including" when used herein shall be deemed in each case to be followed by the words "without limitation." The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

     9.6. COUNTERPARTS. This Agreement may be executed in one or more counterparts. all of which shall be considered one and the same agreement and shall become effective when one or more counter-parts have been signed by each of the parties and delivered to the other party.

     9.7. ENTIRE AGREEMENT. This Agreement and the documents and instruments and other agreements among the parties delivered pursuant hereto, including the Confidentiality Agreement, constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof and are not intended to confer upon any other person any rights or remedies hereunder except as otherwise expressly provided herein. The Confidentiality Agreement shall survive the termination of this Agreement.

     9.8. NO TRANSFER. This Agreement and the rights and obligations set forth herein may not be transferred or assigned by operation of law or otherwise without the consent of each party hereto. This Agreement is binding upon and will inure


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

to the benefit of the parties hereto and their respective successors and permitted assigns.

     9.9. SEVERABILITY. If any provision of this Agreement, or the application thereof, will for any reason and to any extent be invalid or unenforceable, the remainder of this Agreement and application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of the void or unenforceable provision.

     9.10. OTHER REMEDIES. Except as otherwise provided herein, any and all remedies herein expressly confer-red upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby or by law or equity on such party, and the exercise of any one remedy will not preclude the exercise of any other.

     9.11. FURTHER ASSURANCES. Each party agrees to cooperate fully with the other parties and to execute such further instruments, documents and agreements and to give such further written assurances as may be reasonably requested by any other party to evidence and reflect the transactions described herein and contemplated hereby and to carry into effect the intents and purposes of this Agreement.

     9.12. ABSENCE OF THIRD-PARTY BENEFICIARY RIGHTS. Other than the Declaration of Registration Rights and SECTION 2.6, no provision of this Agreement is intended, nor shall be interpreted, to provide to create any third party beneficiary rights or any other rights of any kind in any client, customer, affiliate, stockholder, employee, partner or any party hereto or any other person or entity unless specifically provided otherwise herein, and, except as so provided, all provisions hereof will be personal solely between the parties to this Agreement.

     9.13. MUTUAL DRAFTING. This Agreement is the joint product of Wave and N*Able, and each provision hereof has been subject to the mutual consultation, negotiation and agreement of Wave and N*Able, and shall not be construed for or against any party hereto.

     9.14. GOVERNING LAW. This Agreement shall be governed in all respects, including validity, interpretation and effect, by the laws of the Commonwealth of Massachusetts (without giving effect to its choice of law principles).

          IN WITNESS WHEREOF, Wave, Sub and N*Able have caused this Agreement to be signed by their respective officers thereunto duly authorized, all as of the date first written above.

                              WAVE SYSTEMS CORP.

                              By: _____________________________________
                                  Name:
                                  Title:

                              N*ABLE TECHNOLOGIES
                              INCORPORATED

                              By: _____________________________________
                                  Name:
                                  Title:

                              WAVE ACQUISITION CORPORATION

                              By: _____________________________________
                                  Name:
                                  Title:


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